MASTER REPURCHASE AGREEMENT GOVERNING
                          PURCHASES AND SALES OF ASSETS

                                                      Dated as of August 9, 1999

Between:

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Buyer

and

CONTIFINANCIAL CORPORATION, as Seller

1. APPLICABILITY

            From time to time, the parties hereto shall, subject to the terms of this Agreement, enter into transactions in which ContiFinancial Corporation ("Seller"), a Delaware corporation, agrees to transfer to Greenwich Capital Financial Products, Inc. ("Buyer"), a Delaware corporation, certain Assets against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Assets at a date certain not later than thirty (30) days after the date of transfer, as specified in the Purchase Request, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, unless otherwise agreed in writing. Buyer shall, at the request of the Seller in accordance with the provisions set forth in this Agreement, upon the completion of a Transaction and receipt or giving, as applicable, of a Purchase Request, enter additional Transactions with respect to the Assets, provided that the duration of the Transactions shall not extend beyond the Final Repurchase Date and the terms and conditions in this Agreement shall otherwise be satisfied.

2. DEFINITIONS

            "Accepted Servicing Practices" means, with respect to any Purchased Asset, those loan servicing practices set forth in the Interim Servicing Addendum attached hereto as Exhibit XI, which Interim Servicing Addendum is incorporated herein by reference.

            "Acquisition Agreement" means, with respect to any Eligible Asset and Fallout Asset, the document governing the acquisition of such Asset by the Seller.

            "Act of Insolvency" means, with respect to Seller and its Material Subsidiaries, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors of the Seller or any of its Material Subsidiaries, or suffering any such petition or proceeding to be commenced by another; provided that any actively disputed petition or proceeding commenced by another shall not constitute an Act of Insolvency unless such petition or proceeding is not dismissed within 30 days of its commencement, (ii) seeking the appointment of a receiver, trustee, custodian or similar official for Seller or a Material Subsidiary or any substantial part of the property of either, (iii) the appointment of a receiver, conservator, or manager for Seller or a Material Subsidiary or any substantial part of the
property  of  either  by  any  governmental   agency  or  authority  having  the
jurisdiction to do so, (iv) the making or offering by Seller or a Material Subsidiary of a composition with its respective creditors or a general assignment for the benefit of creditors, (v) the admission in writing by Seller or a Material Subsidiary of such party's inability to pay its ordinary course trade debts as they become due or mature, or (vi) any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of Seller or a Material Subsidiary, or shall have taken any action to displace the management of such party or to curtail its authority in the conduct of the business of such party.

            "Additional Eligible Asset" means an Eligible Asset provided by Seller to Buyer or its designee pursuant to Section 4(a).

            "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the directors or managing general partners (or their equivalent) of such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "Affiliate  Transaction"  shall have the meaning assigned thereto in
Section 11(h) hereto.

            "Agreement"  means  this  Master  Repurchase   Agreement   Governing
Purchases and Sales of Assets, as amended, supplemented or otherwise modified from time to time.

            "American General" means American General Finance, Inc., a Delaware corporation.

            "American General Loan" means a Mortgage Loan the origination of which has been financed by American General pursuant to a certain warehouse financing agreement or repurchase agreement by and between the Seller (or one of its Affiliates) and American General (or one of its Affiliates).

            "Appraised Value" means the reconciled value of the Mortgaged Property as set forth in the appraisal prepared in accordance with the Underwriting Guidelines made in connection with the origination of the related Eligible Asset.

            "Asset" means an Eligible Asset, a Fallout Asset or any other asset as mutually agreed upon by Buyer and Seller.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Seller or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Seller or a Subsidiary),
(ii) all or substantially all the assets of any division or line of business of the Seller or any Subsidiary, (iii) any other assets of the Seller or any Subsidiary outside of the ordinary course of business of the Seller or such Subsidiary, (iv) any Investment in a Strategic Alliance Client or (v) any Excess Spread Receivables (other than in the case of (i), (ii), (iii), (iv) and (v) above, (x) a disposition by a Subsidiary to the Seller or the Seller or a Subsidiary to a Subsidiary, (y) a disposition that constitutes a Restricted Payment permitted hereunder, or (z) a disposition of assets (including related assets) for an aggregate consideration of $1.0 million or less).

            "Asset Documents" means the documents comprising the Asset File.

            "Asset File" means the documents and information required to be delivered to the Custodian by the Seller for each Eligible Asset and Fallout Asset, pursuant to the related Custodial Agreement, together with any additional documents and information required to be delivered to Buyer or its designee (including the Custodian).

            "Asset Representations" means the Mortgage Loan Representations set forth in Exhibit V hereto, and any other representations required for additional Eligible Assets or Fallout Assets that may be accepted by Buyer from time to time.

            "Asset Schedule" means the schedule attached hereto as Exhibit I.

            "Asset Tape" means a computer-readable magnetic transmission containing the information with respect to each Asset, to be delivered by the Seller to the Buyer pursuant to Section 3(b)(v) hereof and with the fields indicated on Exhibit X attached hereto.

            "Assignment and Conveyance" shall mean that certain agreement in the form of Exhibit VII attached hereto by and between the Seller, the Buyer and the Servicer, pursuant to which the Seller shall assign and convey to the Buyer all of its right title and interest in and to the applicable Acquisition Agreement and the applicable Servicing Agreement to the extent related to the Purchased Assets hereunder.

            "Assignment of Mortgage" means, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related property is located to reflect the assignment and pledge of the Mortgage.

            "Available Amount" shall mean the Committed Amount minus the sum of the aggregate Purchase Price with respect to Transactions outstanding hereunder.

            "Board of Directors" means the Board of Directors of the Seller or any committee thereof duly authorized to act on behalf of such Board of Directors.

            "Breach", as that term relates to any representation, warranty or covenant in this Agreement, means that such representation or warranty was incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or Seller has failed to comply with a covenant in any material respect.

            "Breakage Costs" has the meaning specified in Section 3(f)(iii).

            "Business  Day" means any day other than (i) a Saturday or Sunday or
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a day on which the Buyer is closed for business.

            "Buyer" means Greenwich Capital Financial Products, Inc.

            "Buyer's Account" has the meaning specified in Section 25(f).

            "Capital Stock" of any Person means any and all shares, interests, share capital, rights to subscribe for or purchase, warrants, options, participations, or other equivalents of or interests or membership interests in (however designated) equity of such Person, including any Preferred Stock, any limited or general partnership interest and any limited liability company membership interest (but excluding any debt securities convertible into such equity), any rights to subscribe for or purchase any thereof.

            "Cash Equivalents" means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "Change in Control" means the occurrence of any of the following events:

            (i) Any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of such Person; provided, however, that the Permitted Holders beneficially own (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Seller or any Material Subsidiary than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a corporation held by another corporation (a "parent corporation"), if such other person is the beneficial owner (as defined above for such person), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above for the Permitted Holders), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

            (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Seller or any Material Subsidiary was approved by a vote of 66-2/3% of the directors of the Seller or any Material Subsidiary then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

            (iii) the merger or consolidation of the Seller or any Material Subsidiary with or into another Person or the merger of another Person with or into the Seller or any Material Subsidiary, as the case may be, or the liquidation, wind-up or dissolution of the Seller or any Material Subsidiary, as the case may be, or the sale of all or substantially all the assets of the Seller or any Material Subsidiary, as the case may be, to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Seller or any Material Subsidiary, as the case may be, that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Seller or any Material Subsidiary, as the case may be, are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; provided, however, that the sale by the Seller or its Subsidiaries from time to time solely of Receivables to a trust for the purpose solely of effecting one or more securitizations shall not be treated hereunder as a sale of all or substantially all the assets of the Seller.

            Notwithstanding the foregoing, if at any time (i) Buyer shall have no obligation to purchase Assets hereunder that were previously financed by ContiTrade Services L.L.C. or California Lending Group, Inc. and (ii) no Purchased Assets subject to Transactions constitute Assets previously financed by ContiTrade Services L.L.C. or California Lending Group, Inc., then ContiTrade Services L.L.C. or California Lending Group, Inc. shall not be considered Material Subsidiaries for purposes of the definition of the term "Change of Control".

            Notwithstanding anything contained in this Agreement to the contrary, a Change of Control accompanied by an equity infusion in the Seller of not less than $100,000,000 shall not constitute an Event of Default under this Agreement for 60 days after the date of such equity infusion, unless an additional Change of Control shall occur during such 60 day period.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" has the meaning specified in Section 6.

            "Collateral Amount" means, with respect to any Transaction, the amount obtained by application of the Collateral Amount Percentage to the Market Value of the Purchased Assets for such Transaction.

            "Collateral Amount Percentage" means (i) with respect to each Eligible Asset (other than Collateralized Notes) (A) for the period from the date of this Agreement until August 23, 1999, the percentage specified by the Buyer in its sole discretion and (B) from and after August 23, 1999, 95%, (ii) with respect to each Fallout Asset, the percentage applicable to such Asset that is specified in Schedule 4 attached hereto, (iii) with respect to Collateralized Notes, the percentage specified by the Buyer, if Buyer approves such Assets for purchase hereunder, and (iv) with respect to all other Assets, the percentage specified in writing by Buyer, if Buyer approves such Assets for purchase hereunder; provided, however, that (A) each of the following categories of Assets set forth below as a percentage of all Assets subject to Transactions hereunder shall not exceed the applicable sublimits set forth below and (B):

                           (1) On and after August 23, 1999, Collateral Amount Percentage shall be zero with respect to all Assets which in the aggregate exceed the following applicable sublimits based on the aggregate Collateral Amount of all Assets subject to Transactions hereunder:

                            Fixed Rate Loan               Adjustable Rate Loan
                               Sublimit                          Sublimit
                               --------                          --------


                LTV:
                        >85%          20% until August 31, 1999;           15% until August 31,1999;
                                      15% thereafter, provided Buyer may   10% thereafter, provided Buyer may
                                      increase the percentage to 20%       increase the percentage to 15%
                                      following Seller's development of    following Seller's development of
                                      a High LTV/FICO program              a High LTV/FICO program
                                      satisfactory to Buyer                satisfactory to Buyer

                        >90%                         1%                                0%

                       >100%                         0%                                0%


                           (2) On and after August 23, 1999, Collateral Amount Percentage shall be zero with respect to all Assets that are Second Lien Mortgage Loans which in the aggregate exceed 10% of the aggregate Collateral Amount of all such Assets subject to Transactions hereunder.

                           (3) On and after August 23, 1999, Collateral Amount Percentage shall be zero with respect to all Assets that are Second Lien Mortgage Loans which in the aggregate exceed the following applicable sublimits based on the aggregate Collateral Amount of all such Assets subject to Transactions hereunder:

                                             CLTV                   Sublimit
                                            >85%                       25%
                                            >90%                        1%
                                            >95%                        0%


                           (4) On and after August 23, 1999, Collateral Amount Percentage shall be zero with respect to all Assets that have FICO scores less than 550 (to the extent a FICO score is available for such Asset) which in the aggregate exceed the following applicable sublimits based on the aggregate Collateral Amount of all such Assets subject to Transactions hereunder:

                   Fixed Rate Loan                 Adjustable Rate Loan
                      Sublimit                            Sublimit

             ---------------------------       --------------------------------
             10% until August 31, 1999;        10% until August 31, 1999; 5%
             5% thereafter                     thereafter

                           (5) Collateral Amount Percentage shall be zero with respect to all Assets that constitute American General Loans which in the aggregate exceed 10% of the aggregate Collateral Amount of all Assets subject to Transactions hereunder.

                           (6) On and after August 23, 1999, Collateral Amount Percentage shall be zero with respect to all Assets that constitute
         Section 32 Mortgage Loans which in the aggregate exceed 10% of the aggregate Collateral Amount of all Assets subject to Transactions hereunder.

                           (7) Collateral Amount Percentage shall be zero with respect to all Empire Collateralized Notes (I) that exceed the applicable Collateralized Note Sublimit or (II) which have not been repurchased by Seller hereunder by the earlier of (x) 45 days after the applicable Purchase Date and (y) November 3, 1999.

                           (8) Collateral  Amount  Percentage shall be zero with
         respect  to  all  Collateralized   Notes  that  exceed  the  applicable
         Collateralized Note Sublimit.

                           (9) Collateral Amount Percentage shall be zero (I) with respect to all Eligible Assets that cease to qualify as either Eligible Assets or Fallout Assets and (II) with respect to all Fallout Assets that cease to qualify as Fallout Assets or exceed the Fallout Loan Sublimit.

            "Collateral Deficit" has the meaning specified in Section 4(a).

            "Collateralized Note" means a promissory note made in favor of the Seller, or a Subsidiary of Seller and endorsed by such subsidiary to the Seller, and secured by pools of Underlying Mortgage Loans; provided, however, that the obligor under such Collateralized Note has pledged and hypothecated to the Seller, and has granted a continuing lien and first priority security interest in favor of the Seller in collateral compromised of Eligible Assets; and provided further, however, that the Seller has pledged such collateral to the Buyer, has granted to Buyer a continuing lien on and first priority security interest in such collateral, as of the related Purchase Date, and has delivered to Buyer each of the documents set forth in Section 3(b)(xi), in form and substance satisfactory to Buyer and its counsel.

            "Collateralized Note Sublimit" means (i) with respect to all Empire Collateralized Notes, $25,000,000, and (ii) with respect to all Collaterized Notes other than Empire Collateralized Notes, $50,000,000.

            "Combined LTV" or "CLTV" shall mean with respect to any Mortgage Loan, the ratio of (a) the Par Amount as of the related date of origination of such Second Lien Mortgage Loan of (i) the Second Lien Mortgage Loan plus (ii) the mortgage loan constituting the first lien (if any) to (b) the Appraised Value of the Mortgaged Property.

            "Committed Amount" means $200,000,000 (provided that during the Overadvance Period the amount shall be $250,000,000).

            "Commitment Fee" means the commitment fee specified in the Master Facilities Agreement.

            "Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with Seller within the meaning of
Section 4001 of ERISA or is part of a group which includes Seller and which is treated as a single employer under Section 414 of the Code.

            "Contractual Obligation" means as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any provision of any security issued by such Person.

            "Custodial Agreement" means that certain custodial agreement, dated as of August 9, 1999, among the Custodian, Buyer and Seller, as the same shall be modified and supplemented and in effect from time to time.

            "Custodian" means Manufacturers and Traders Trust Company, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

            "Default" means an event that with notice or lapse of time or both would become an Event of Default.

            "Delinquent" means, with respect to any Asset, the period of time from the date on which an Obligor fails to pay an obligation under the terms of such Asset (without regard to any applicable grace periods) to the date on which such payment is made.

            "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock that the provisions of the Indenture.

                  "Eligible Asset" means a Mortgage Loan secured by a first or second Mortgage lien on a one-to-four family residential Mortgaged Property or Mixed Use Mortgaged Property as to which the Mortgage Loan Representations are true and correct, and (i) which has not been subject to Transactions for a period in excess of 90 days from the date on which it is first made subject to a Transaction, (ii) which is not 29 days or more Delinquent, (iii) which was originated not more than (A) sixty (60) days prior to the date the Mortgage Loan is first subject to a Transaction provided such Mortgage Loan was originated by the Seller or a Qualified Originator affiliated with the Seller or (B) seventy-five (75) days prior to the date the Mortgage Loan is first subject to a Transaction provided such Mortgage Loan was originated by a Qualified Originator not affiliated with the Seller, (iv) which has not been released from the possession of the Custodian to the Seller or its designee in excess of the time permitted by the Custodial Agreement, (v) which is not subject to a Material Exception (as defined in the Custodial Agreement), (vi) which complies in all material respects with the Underwriting Guidelines, (vii) which has been originated by the Seller or a Qualified Originator, (viii) which has not been subject to any prior financing or previously purchased by any Person other than the Buyer pursuant to this Agreement or the Seller pursuant to an Acquisition Agreement, except for American General Loans, and (ix) which, in the case of a Second Lien Mortgage Loan, does not bear interest at an adjustable rate. Eligible Asset shall also mean certain Collateralized Notes which Buyer has approved for purchase hereunder.

            "Empire Collateralized Note" means that certain Collateralized Note secured by the Collateral defined in the Amended and Restated Interim Warehouse and Security Agreement, dated as of March 29, 1995, among ContiTrade Services Corporation (the "Lender") and Empire Funding Corp. (the "Borrower"), amending and restating the Interim Warehouse and Security Agreement dated as of October 15, 1993, as amended by an agreement dated as of August 18, 1994 (the "Original Warehouse Agreement") and conforming to the representations and warranties set forth in Exhibit V(A) hereto.

            "Empire    Collateralized    Note    Representations"    means   the
representations and warranties set forth in Exhibit V(A) hereto.

            "Engagement Letter" means that certain engagement letter, dated the date of this Agreement, among Seller, ContiMortgage Corporation, ContiWest Corporation, Greenwich Capital Markets, Inc. and Buyer relating to, among other things, the securitization, after the date hereof, of certain mortgage loans originated or purchased by Seller and its Affiliates.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Seller is a member.

            "Event of Default" has the meaning specified in Section 13.

            "Exception" has the meaning specified in the Custodial Agreement.

            "Excess Spread" means, over the life of a "pool" of Receivables that have been sold by a Person to a trust or other Person in a securitization or sale, the rights retained by such Person or its Subsidiaries at or subsequent to the closing of such securitization or sale to receive cash flows attributable to such "pool".

            "Excess Spread Receivable" of a Person means the contractual or certificated right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP).

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Repo Facility" means the Master Repurchase Agreement Governing Purchases and Sales of Eligible Assets, dated as of December 21, 1998, between Seller and Buyer, as amended, supplemented or otherwise modified from time to time.

            "Exit Fee" means, (i) with respect to each Purchased Asset repurchased by the Seller and sold by the Seller to a third party without the Buyer's guaranty of or assumption of responsibility for the representations and warranties relating to such Asset, an amount equal to 0.25% of the Par Amount of such Asset on the applicable Repurchase Date, and (ii) with respect to each Purchased Asset repurchased by the Seller and sold by the Seller to a third party with the Buyer's guaranty of or assumption of responsibility for the representations and warranties relating to such Asset, an amount equal to 1% of the Par Amount of such Asset on the applicable Repurchase Date.

            "Facility Documents" has the meaning specified in Section 3(a).

            "Fallout Asset" means certain Mortgage Loans each of which (a)(i) does not qualify as an Eligible Asset on the applicable Purchase Date or (ii) qualifies as an Eligible Asset on the applicable Purchase Date but thereafter ceases to be an Eligible Asset and (b) falls into one of the categories listed on Schedule 4 hereto.

            "Fallout Asset Sublimit" means $50,000,000.

            "Federal Funds Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Buyer from three federal funds brokers of recognized standing selected by it.

            "Final  Repurchase Date" means the earlier of (i) March 31, 2000 and
(ii) the date of the occurrence of an uncured Event of Default.

            "First Lien Mortgage Loan" means a Mortgage Loan secured by the lien on the Mortgaged Property, subject to no prior liens on such Mortgaged Property.

            "GAAP" means generally accepted accounting principles in effect in the United States as amended from time to time.

            "Governmental Authority" means any nation or government, any state, agency, instrumentality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Seller, any of its Subsidiaries or any of its properties.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "HOEPA" means the Home Ownership and Equity Protection Act of 1994.

            "Income" means, with respect to any Asset at any time, any principal thereof then payable and all interest or dividends or other distributions payable thereon less any related servicing fee(s) charged by the Servicer, as approved by Buyer.

            "Indebtedness" shall mean, of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of letters of credit, acceptances or similar instruments issued or created for the account of such Person and (e) all liabilities secured by any lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

            "Indenture" means the Indenture, dated as of August 15, 1996 between Seller and Chase Manhattan Bank.

            "Interest Period" means, with respect to any Transaction, (i) initially, the period commencing on the Purchase Date and ending on the day immediately preceding the next Payment Date (the "Interest Reset Date"), and
(ii) thereafter, each period commencing on the Payment Date of a month and ending on the calendar day prior to the Payment Date of the next succeeding month. Notwithstanding the foregoing: (A) no Interest Period may end after the Final Repurchase Date; and (B) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day.

            "Interest Reset Date" has the meaning set forth in the definition of Interest Period.

            "Interim Servicer" means ContiMortgage Corporation in its capacity as the party obligated to maintain or cause the Purchased Assets to be serviced in accordance with Accepted Serving Practices during the Interim Servicing Period in accordance with Section 25.

            "Interim Servicing Period" means, with respect to any Purchased Asset, the period commencing on the related Purchase Date and ending on the earlier to occur of (i) the successful completion of the transfer to the servicer of servicing of such Purchased Asset, including all applicable system transfers, document transfers and mailing of required notices, and (ii) 30 days after such Purchase Date; provided, that Buyer shall have the option to extend the Interim Servicing Period for one or more 30-day periods upon written notice to the Interim Servicer. The Buyer and Seller contemplate that such transfer of servicing will be completed within 30 days after the Purchase Date of each Purchased Asset.

            "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

            "Investment Company Act" means the Investment Company Act of 1940, as amended.

            "LIBO Base Rate" means for any Transaction, with respect to each day during each Interest Period pertaining to such Transaction, the rate per annum equal to the rate appearing at page 3750 of the Telerate Screen as one-month "LIBOR" on the first day of such Interest Period, and if such rate shall not be so quoted, the rate equal to the average of the rates per annum at which deposits in dollars are offered for the relevant Interest Period to major banks in the London interbank market by any three major banks, and if such rate is unascertainable the rate per annum at which the Buyer is offered dollar deposits at or about 11:00 a.m., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Transactions are then being conducted for delivery on such day for a period of one month, and in an amount comparable to the amount of the Transactions to be outstanding on such day.

            "LIBO Rate" means with respect to each day during each Interest Period pertaining to a Transaction, a rate per annum determined by the Buyer in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent), which rate as determined by the Buyer shall be conclusive, absent manifest error by the Buyer:

                                  LIBO Base Rate
                        --------------------------------
                        1.00 - LIBO Reserve Requirements

            "LIBO Reserve  Requirements"  means for any Interest  Period for any
Transaction, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day or during such Interest Period, as applicable (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority. As of the date hereof, such reserve requirement is equal to zero.

            "Lien" means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

            "LTV" means with respect to any Asset, the ratio of (a) the Par Amount of the Asset as of the date of origination (unless otherwise indicated) to (b) the Appraised Value of the Mortgaged Property or if the loan was made in connection with the purchase of the related Mortgaged Property, the lesser of the Appraised Value and the sales price of such property.

            "Losses" means, with respect to any Person (and its officers, directors, agents and employees), any and all liabilities, losses, claims, damages, judgments, costs and expenses of any kind (including reasonable attorneys' fees and disbursements) which may be imposed on, incurred by, or asserted against such Person (and its officers, directors, agents and employees), relating to or arising out of, this Agreement, any other document or agreement entered into between or among any of the parties to this Agreement in connection herewith or any transaction contemplated hereby or thereby, and costs and expenses incurred in connection with the enforcement or the preservation of rights under this Agreement, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any such other document or agreement entered into between or among any of the parties to this Agreement in connection herewith or any transaction contemplated hereby or thereby, including, without limitation, those Losses resulting from a Breach. Losses must be accounted for, documented in reasonable detail, and presented for reimbursement.

            "Market Value" means the value, determined by Buyer in its sole good faith discretion, of the Mortgage Loans as if sold in their entirety to a single third-party purchaser. Seller acknowledges that Buyer's determination of Market Value is for the limited purpose of determining value hereunder without the ability to perform customary purchaser's due diligence and is not necessarily equivalent to a determination of the fair market value of the Mortgage Loans achieved by obtaining competing bids in an orderly market in which the originator/servicer is not in default and the bidders have adequate opportunity to perform customary loan and servicing due diligence.

            "Master Facilities Agreement" means that certain master facilities agreement, dated the date of this Agreement, among Buyer, Greenwich Capital Markets, Inc., Seller, ContiMortgage Corporation and ContiWest Corporation.

            "Material Adverse Effect" means a material adverse effect upon (i) the business operations, properties or assets of Seller and its Subsidiaries, taken as a whole, (ii) the ability of Seller to perform its obligations, or of Buyer to enforce any of its rights or remedies, under this

Agreement or any of documents to be executed and/or delivered hereunder, (iii) the validity or enforceability of any of the Facility Documents; or (iv) the Collateral taken as a whole, in the case of (i), (ii), (iii) and (iv) above (A) taking into consideration the financial condition of the Seller and its Subsidiaries as of the date of this Agreement and (B) without taking into consideration any further deterioration of the financial condition of the Seller and its Subsidiaries after the date of this Agreement.

            "Material Subsidiary" means (a) any Subsidiary identified as a Material Subsidiary on Schedule 1 attached hereto, and (b) any Subsidiary created or acquired after the date of this Agreement that is a Significant Subsidiary of the Seller.

            "Maximum Transaction Amount" means, at any time, the sum of (i) the aggregate Purchase Price for Purchased Assets subject to Transactions and (ii) the aggregate initial purchase price of mortgage loans subject to the Purchase Facility.

            "Mixed Use Mortgaged Property" means a Mortgage Loan secured by a Mortgaged Property that is used primarily for residential purposes, but which is also used for non-residential purposes.

            "Monoline Insurance Company" means Ambac Assurance Corporation, Municipal Bond Investors Assurance Corporation, Financial Guaranty Insurance
Company, Capital Markets Assurance Corporation, Financial Security Assurance Inc. or GE Mortgage Insurance Company.

            "Monthly Payment" means the scheduled monthly payment of principal and interest on an Asset as adjusted in accordance with changes in the Note Interest Rate pursuant to the provisions of the Note for an adjustable rate Asset.

            "Moody's" means Moody's Investor Service, Inc.

            "Mortgage" means a mortgage, deed of trust, deed to secure debt or other instrument, creating a valid and enforceable first or second lien (as identified in the related Asset Tape) on an estate in fee simple in real property and the improvements thereon, securing a Mortgage Note or similar evidence of indebtedness (or, with respect to multifamily or commercial Mortgage Loans, if accepted hereunder, the fee or leasehold estate, in real property securing the Mortgage Note; and the assignment of rents and leases related thereto).

            "Mortgage Loan" means a mortgage loan which the Custodian has been instructed to hold for the Buyer pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, a Mortgage Note and related Mortgage.

            "Mortgage Loan Representations" means the representations set forth in Exhibit V hereto.

            "Mortgage Note" means a note or other evidence of indebtedness of a Mortgagor secured by a Mortgage.

            "Mortgaged Property" means the real property securing repayment of the debt evidenced by a Mortgage Note.

            "Mortgagee" means the record holder of a Mortgage Note secured by a Mortgage.

            "Mortgagor" means the obligor on a Mortgage Note and the grantor of the related Mortgage.

            "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Non-Excluded Taxes" has the meaning provided in Section 29(f) hereof.

            "Note" means a Mortgage Note or other promissory note or other evidence of indebtedness of an Obligor.

            "Note Interest Rate" means the annual rate of interest borne on a Note, which shall be adjusted from time to time with respect to an adjustable rate Mortgage Loan or other Asset.

            "Obligor" means, with respect to an Asset, the mortgagor/borrower thereunder.

            "Officer's Certificate" means, with respect to any Person, a certificate of its Responsible Officer.

            "Overadvance Period" means, with respect to each calendar month, the last three Business Days of such month and the first two Business Days of the succeeding month.

            "Par Amount" means, in respect of an Asset at any time, the outstanding principal balance of such Asset at such time.

            "Payment Date" means the first day of each calendar month, or if such day is not a Business Day, the next succeeding ------------ Business Day.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to subtitle A of Title IV of ERISA.

            "Periodic Payment" has the meaning specified in Section 5(b).

            "Permitted Holders" means lineal descendants of Jules Fribourg, including any individual legally adopted; spouses of such descendants; trusts, the beneficiaries of which are any of the foregoing; partnerships, corporations, or other entities in which any of the foregoing (individually or collectively) has a controlling interest; and charitable organizations established by any of the foregoing.

            "Permitted Investment" means an Investment by the Seller or any Subsidiary in (i) a Subsidiary or a Person that will, upon the making of such Investment, become a Subsidiary; provided, however, that the primary business of such Subsidiary is a Related Business; (ii) a

Strategic Alliance Client to the extent that such Investment consists of options, warrants or other securities that are convertible or exchangeable for equity securities of such Strategic Alliance Client and is received by the Seller or a Subsidiary without the payment of any consideration other than the concurrent provision by the Seller or such Subsidiary to such Strategic Alliance Client of financing or asset securitization expertise on terms determined by the Seller to be fair and reasonable to the Seller or such Subsidiary from a financial point of view without taking into consideration any value that may inhere in such option, warrant or convertible or exchangeable security; (iii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Seller or a Subsidiary; provided, however, that such Person's primary business is a Related Business; (iv) Temporary Cash Investments; (v) receivables owing to the Seller or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (vi) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vii) loans or advances to employees made in the ordinary course of business consistent with past practices of the Seller or such Subsidiary; (viii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Seller or any Subsidiary or in satisfaction of judgments; (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the Indenture; (x) Receivables; (xi) a Strategic Alliance Client to the extent such Investment consists of (A) Indebtedness of such Strategic Alliance Client that is secured by Receivables owned by such Strategic Alliance Client in an aggregate principal amount at any time outstanding not to exceed 100% of the aggregate market value of such Receivables; provided, however, that such Receivables are eligible to be characterized under GAAP as held for sale on the balance sheet of such Strategic Alliance Client and such Indebtedness has not been outstanding in excess of 364 days; and (B) Indebtedness of such Strategic Alliance Client that is secured by Excess Spread Receivables owned by such Strategic Alliance Client; provided, however, that such Excess Spread Receivables are attributed solely to one or more "pools" of Receivables that were securitized in one or more transactions in which the Seller or its Subsidiaries either acted as underwriters or placement agent or provided all or a portion of the financing for such "pool" prior to such securitization; and (xii) Excess Spread Receivables; provided, however, that such Excess Spread Receivables represent interests in one or more "pools" of Receivables that were securitized in one or more transactions in which the Seller or its Subsidiaries acted as sponsor, underwriter or placement agent or provided all or a portion of the financing for such "pool" prior to such securitization.

            "Person" means any individual, corporation, company, voluntary association, partnership, joint stock company, joint venture, limited liability company, trust, unincorporated organization or association, Governmental Authority, or any other entity of whatever nature.

            "Plan" means at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Seller or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Post-Default Rate" means, in respect of any principal of any Transaction or any other amount under this Agreement or any other Facility Document that is not paid when due to the Buyer (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus the Pricing Rate otherwise applicable to such Transaction or other amount.

            "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

            "Price Differential" means, with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction).

            "Pricing Rate" means LIBO Rate plus 200 basis points or such rate as otherwise mutually agreed to by the parties herein.

            "Prime Rate" means the rate of interest published by The Wall Street Journal, northeast edition, as the "prime rate".

            "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Purchase Date" means the date on which Purchased Assets are transferred by Seller to Buyer or its designee (including the Custodian) as specified in the related Purchase Request.

            "Purchase Facility" means that certain Master Mortgage Loan Purchase Facility by and between the Buyer and the Seller dated as of August 9, 1999, as the same may be amended, supplemented or otherwise modified from time to time.

            "Purchase Price" means on each Purchase Date, the price at which Assets are purchased by Buyer from Seller equal to the lesser of (a) 95% of Par Amount, or (b) the Collateral Amount.

            "Purchase Request" means a written notice to the Buyer of Seller's request for a purchase of Eligible Assets by the Buyer, in the form of Exhibit I hereto.

            "Purchased Assets" means the Assets sold by Seller to Buyer in a Transaction and any Substituted Assets.

            "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided and whose claims paying ability at the time of determination is (i) rated not less than A3 by Moody's or A- or better by Standard & Poor's or (ii) if such insurance company is not rated by either Moody's or Standard & Poor's, rated A VII by Best's Insurance Reports.

            "Qualified Originator" means the Seller, ContiMortgage Corporation, ContiWest Corporation or another originator of Assets acceptable to the Buyer, in its sole discretion.

            "Receivables" means consumer and commercial loans, leases and receivables purchased or originated by the Seller, any Subsidiary or a Strategic Alliance Client in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

            "Regulations T, U and X" means Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "Related Business" means any consumer or commercial finance business or any financial service business.

            "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

            "Replacement Assets" has the meaning specified in Section 14(b)(ii).

            "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss. 4043.

            "Repurchase Date" means the date on which Seller is to repurchase the Purchased Assets from Buyer, including any date determined by application of the provisions of Sections 3 or 14 hereof, or the Final Repurchase Date, accelerated or otherwise, whichever date is earlier.

            "Repurchase Price" means the price at which Purchased Assets are to be transferred from Buyer or its designee (including the Custodian) to Seller upon termination of a Transaction, which will be determined in each case as the sum of (i) the Purchase Price, (ii) the Exit Fee (if any) and (iii) the Price Differential as of the date of such determination decreased by all cash, Income and Periodic Payments actually received by Buyer pursuant to Sections 4(a), 5(a) and 5(b), respectively.

            "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its property is subject.

            "Responsible Officer" means, as to any Person, the chief executive officer, vice president and treasurer, or with respect to financial matters, the chief financial officer or treasurer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated to the Buyer to its reasonable satisfaction.

            "Restricted Payment" means (i) the declaration or payment of any dividends or any other distributions of any sort in respect to its Capital Stock or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Seller or a Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Seller held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Seller (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Seller that is not Disqualified Stock), (iii) the purchase, repurchase, redemption defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations in respect to such series (other than the purchase, repurchase or other acquisition of such Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition).

            "Second Lien Mortgage Loan" means a Mortgage Loan secured by the lien on the Mortgaged Property, subject to only one prior lien on such Mortgaged Property.

            "Section 32 Mortgage Loan" means a Mortgage Loan secured by a Mortgage on a one- to four-family residence which is subject to HOEPA and which shall bear either fixed or adjustable rates of interest and shall have been underwrittent in accordance with the Underwriting Guidelines.

            "Securities" means the Securities issued under the Indenture.

            "Security Agreement" means the Pledge and Security Agreement, dated the date of this Agreement, made by Seller in favor of Buyer, as amended, supplemented or otherwise modified from time to time.

            "Seller" means ContiFinancial Corporation.

            "Seller/Affiliate  Agreement"  shall have the meaning  specified  in
Section 25.

            "Servicer" means (i) Seller, provided that a Monoline Insurance Company and its related rating agencies commit in writing to permit Seller to act as Servicer in a securitization of Assets without unreasonable restrictions, conditions or credit enhancement levels, as determined by Buyer in its reasonable discretion, or (ii) if no such commitment is obtained or Seller declines to undertake such function, any servicer expressly approved by Buyer in writing in its sole discretion.

            "Servicing Agreement" has the meaning specified in Section 25.

            "Servicing Records" has the meaning specified in Section 25.

            "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Seller within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

            "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

            "Standard & Poor's" means Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.

            "Strategic Alliance Client" means any Person (other than a Subsidiary) engaged in a Related Business to which the Seller provides, or reasonably expects to provide, financing or asset securitization expertise in return for asset-backed underwriting or placement agent commitments.

            "Subordinated Obligation" means any Indebtedness of the Seller (whether outstanding on the date hereof or thereafter incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

            "Subservicer" means ContiMortgage Corporation or any subservicer expressly approved by Buyer in writing in its sole discretion.

            "Subservicing  Notification  Letter"  has the meaning  specified  in
Section 25.

            "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Substituted Asset" means (i) with respect to any Eligible Asset, another Eligible Asset, and (ii) with respect to any Fallout Asset, another Fallout Asset or an Eligible Asset, in each case substituted for a Purchased Asset in accordance with Section 9 hereof.

            "Takeout Commitment" means an agreement by an investor or financial institution to purchase Purchased Assets on a forward delivery basis.

            "Takeout Investor" means the investor or financial institution which agrees to purchase Purchased Assets pursuant to a Takeout Commitment.

            "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Seller and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rate "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities and Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Seller) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher)

            "Transaction" has the meaning specified in Section 1 hereof.

            "Trust Receipt" shall have the meaning assigned thereto in the Custodial Agreement.

            "Underlying Mortgage Loans" means, with respect to each Collateralized Note, the Mortgage Loans securing such Note which qualify as Eligible Assets, and (i) which, in the case of a Mortgage Loan securing an Empire Collateralized Note, (A) has a FICO score of at least (x) 660 if the LTV of such Mortgage Loan is 100% or greater or (y) 620 if its LTV is less than 100%, (B) the weighted average FICO score of all such Mortgage Loans is at least 685 and

(C) is not Delinquent, and (ii) which, in the case of Mortgage Loans securing a Collateralized Note other than an Empire Collateralized Note, (A) no more than $15,000,000 of such Mortgage Loans shall be from 45 to 60 days Delinquent and
(B) no more than $3,000,000 of such Mortgage Loans shall be from 60 to 90 days Delinquent.

            "Underwriting Guidelines" means the underwriting guidelines attached as Exhibit IX hereto, as modified by the Underwriting Guideline modifications attached as Exhibit IX(A) hereto, or such other guidelines mutually agreed upon by Seller and Buyer.

            "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests or membership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Warehouse Indebtedness" means, as to any Person, such Person's obligations under repurchase agreements or other similar arrangements.

            "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Seller or a Subsidiary) is owned by the Seller or one or more Wholly Owned Subsidiaries.

            "Year 2000  Program"  shall  have the  meaning  provided  thereto in
Section 10(b)(xxiv).

3. CONDITIONS PRECEDENT; INITIATION; PURCHASE REQUEST; TERMINATION; COMMITMENT FEE; MAXIMUM TRANSACTION AMOUNT

            (a) Conditions Precedent to Initial Transaction. Buyer's obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrent with such Transaction, of the conditions precedent that Buyer shall have received the Commitment Fee, which shall be non-refundable, and any other fees and expenses due from Seller and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance (collectively, the "Facility Documents"):

                  (i) Agreement. This Agreement, duly completed, and executed and delivered by Seller and the Interim Servicer;

                  (ii)  Custodial  Agreement.  The  Custodial  Agreement,   duly
      executed and delivered by Seller and the Custodian;

                  (iii)  Security  Agreement.   The  Security  Agreement,   duly
      executed and delivered by Seller;

                  (iv) [Intentionally Omitted]

                  (v) Uniform Commercial Code Filings and Searches. Any filings requested by Buyer or required under the Uniform Commercial Code, duly completed, executed and delivered by Seller, and such evidence as required by Buyer that all other actions have been taken that are necessary or, in the sole discretion of the Buyer, desirable to perfect and protect the security interests and Liens created pursuant to this Agreement; and delivery of UCC searches;

                  (vi) Opinions of Seller's Counsel. An opinion or opinions of counsel to the Seller and the Interim Servicer, addressing the matters set forth in the form attached hereto as Exhibit VIII, dated the initial Purchase Date and otherwise in form and substance acceptable to the Buyer and covering such other matters incident to the transactions contemplated by this Agreement as the Buyer may reasonably request;

                  (vii)  Subservicing   Notification  Letter.  The  Subservicing
      Notification Letter;

                  (viii) Organizational  Documents.  The Seller shall deliver to
      Buyer a certificate of good standing and a certificate of its Secretary or Assistant Secretary certifying: (A) a copy of its articles of incorporation, (B) a copy of its by-laws; (C) the names and signatures of the officers authorized on its behalf to execute, deliver and perform under the Facility Documents, as applicable, and any other documents to be delivered by it from time to time in connection therewith (on which the Buyer may conclusively rely until such time as the Buyer shall receive from the Seller a duly authorized revised certificate); and (D) a copy of the resolutions of the Board of Directors of the Seller, authorizing Seller to execute, perform, and deliver the Facility Documents, as applicable;

                  (ix)  Officer's  Certificate.   An  Officer's  Certificate  of
      Seller, regarding representations and warranties;

                  (x) Power of Attorney. A fully executed omnibus power of attorney, substantially in the form of Exhibit III attached hereto, irrevocably appointing Buyer its attorney-in-fact with full power to complete and record the assignment of Purchased Assets, complete the endorsement of the related Note or instrument and take such other steps as may be necessary or desirable to enforce Buyer's rights against such Purchased Assets and the related Trust Receipts, Asset Files, and Servicing Records upon three (3) Business Days' written notice to Seller and if Seller fails to act in a manner acceptable to

      Buyer, then Buyer may so act, provided that such notice need not be given if an Event of Default has occurred;

                  (xi) Income Payment Letters. Fully executed irrevocable letters of instructions to Subservicer, substantially in the form of
      Exhibit IV attached hereto, directing such Subservicer to make all payments of Income directly to Buyer;

                  (xii) True Sale Opinion. With respect to any Asset that was funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Seller, the Buyer may, in its sole discretion, require the Seller to provide evidence sufficient to satisfy the Buyer that such Asset was acquired in a legal sale, including without limitation, an opinion of counsel with respect thereto, in form and substance and from an attorney, in both cases, acceptable to the Buyer in its sole discretion, UCC financing statements, Acquisition Agreements, Affiliates' organizational documents, etc.;

                  (xiii) Year 2000 Diligence. Satisfactory results of Year 2000 Program diligence;

                  (xiv)  Insurance  Policies.   Insurance  policies,   or  other
      evidence of insurance acceptable to Buyer;

                  (xv) Related Documents. The Purchase Facility, the Engagement Letter and the Master Facilities Agreement, duly completed, and executed and delivered by Seller and each applicable Affiliate thereof;

                  (xvi) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

            (b) Conditions Precedent to all Transactions. Buyer's obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

                  (i) Seller shall have delivered to Buyer or its designee, documents evidencing the transfer of the ownership of the related Assets from Seller to Buyer, including delivery to Custodian of the Assets File(s) and deliver of a duly executed bond power or transfer instrument for the related Asset;

                  (ii) Seller shall have instructed the applicable Custodian, debtor, trustee, paying agent, authenticating agent, transfer agent, registrar, predecessor in interest, owner, and Servicer, if any, in respect of the related Assets to: (A) reflect on their books and records the transfer of such Assets to Buyer, as owner or secured party (if the Assets are in the form of a security agreement), and (B) re-register in the name of Buyer all Trust Receipts, collateral receipts or other applicable instruments relating to each Purchased Asset on or prior to the related Purchase Date;

                  (iii) Custodian shall have delivered to Buyer all Trust Receipt(s) relating to the Purchased Assets, and an Asset Schedule noting such Exceptions as are acceptable to Buyer in its sole discretion in respect of Assets to be sold hereunder on such Business Day, in each case dated such Business Day and duly completed;

                  (iv) Seller shall have delivered a Purchase Request to Buyer, at least two (2) Business Days prior to the proposed Purchase Date specified in such Purchase Request;

                  (v) Seller shall have delivered to Buyer, no later than 2:00 p.m. New York time at least one (1) Business Day prior to the Purchase Date, the Asset Schedule, and an Asset Tape with respect to each Asset to be purchased on such Purchase Date and the Custodian shall have received the Asset Schedule no later than 12:00 noon New York time one (1) Business Day prior to such Purchase Date;

                  (vi) In the event Buyer has provided Seller with written notice at least two (2) Business Days prior to its receipt of any Purchase Request of its intent to conduct pre-funding due diligence prior to any Purchase Date, Buyer shall have completed its due diligence to its satisfaction with respect to each Asset to be purchased on the relevant Purchase Date, and the results of such investigation (and all other legal and documentary matters with respect to such Asset) supports the Mortgage Loan Representations and shall be satisfactory to Buyer in its sole discretion in accordance with Section 15 hereof.

                  (vii) No Event of Default or Default shall have occurred and be continuing, and there shall not have occurred one or more events that, in the reasonable judgment of the Buyer, constitutes or could reasonably be expected to constitute a Material Adverse Effect;

                  (viii) Seller shall have provided Buyer with a copy of any changes to Seller's Underwriting Guidelines prior to Buyer's purchase of any Asset affected by such change and Buyer shall have approved such changes;

                  (ix) Buyer shall have received the most recent available servicing or like reports, if any, with respect to the Assets; and

                  (x) If requested by Buyer due to a question arising as to validity, enforceability or compliance with law, an opinion or opinions of counsel to the Seller and the Interim Servicer, addressing the matters set forth in the form attached hereto as Exhibit VIII, then Seller shall, upon the request of Buyer, deliver an opinion of counsel in such state acceptable to the Buyer, substantially in the form of items number 11, 13 and 14 of Exhibit VIII.

                  (xi) With respect to any Collateralized Note, the Buyer shall have received (1) the original Collateralized Note endorsed to the Buyer,
      (2) the original certification and trust receipt issued by the applicable Custodian with respect to the Mortgage Loans securing such Collateralized Note, (3) a "notice of pledge" executed by the Seller and the applicable Custodian, and (4) a "notice and consent" executed by the maker and each endorsee of the Collateralized Note.

                  (xii) All terms and conditions set forth in the Master Facilities Agreement shall be satisfied to the reasonable satisfaction of the Buyer.

            (c) Initiation; Purchase Request.

                  (i) An agreement to enter into a Transaction shall be initiated by Seller's delivery of an irrevocable Purchase Request to Buyer; provided, however, that Buyer shall have no obligation to enter into any Transaction hereunder, except as provided in subsection (g) of this Section 3. Seller shall deliver to Buyer a Purchase Request at least two (2) Business Days prior to the proposed Purchase Date for any Transaction (unless otherwise agreed by the parties). Such Purchase Request shall (A) specify the requested Purchase Date and Repurchase Date and the other matters specified on the form attached hereto as Exhibit I, and (B) include the Asset Schedule containing information with respect to Assets that the Seller proposes to sell to Buyer in connection with such Transaction. Each Purchase Request accepted by Buyer shall be irrevocable and binding on Buyer and Seller. The Seller shall not be entitled to initiate a Transaction hereunder and the Buyer shall have no obligation to purchase any Assets hereunder if a Default or an Event of Default has occurred or will result from such Transaction.

                  (ii) Notwithstanding anything set forth in Section 17 hereof, any Purchase Request shall be deemed to have been received by Buyer upon telephonic confirmation by Seller that Buyer has actually received such Purchase Request.

            (d) Limitation on Pricing Rate Used; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the Pricing Rate:

                  (i) the Buyer determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 2 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the Pricing Rates as provided herein; or

                  (ii) the Buyer determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Pricing Rate" in Section 2 hereof upon the basis of which the Pricing Rate is to be determined is not likely adequately to cover the cost to the Buyer of purchasing the Assets using such Pricing Rate; or

                  (iii)  it  becomes   unlawful  for  the  Buyer  to  honor  its
      obligation to purchase Assets hereunder using a Pricing Rate based upon the LIBO Rate;

then Buyer shall give the Seller prompt notice thereof and, so long as such condition remains in effect, Seller shall, either repurchase all Purchased Assets then subject to a Transaction or the

Pricing Rate shall be determined based upon the rate selected by Buyer in a manner that is reasonably satisfactory to Buyer so as to adequately reflect the cost to Buyer of purchasing the Purchased Assets using such substituted Pricing Rate (in which case Buyer shall continue to be obligated to enter into additional Transactions using that substituted Pricing Rate).

            (e) Additional Costs.

                  (i) If Buyer determines that additional amounts are necessary to compensate Buyer for any costs that Buyer determines are attributable to its using a LIBO Rate for the Pricing Rate or its obligation to use a the LIBO Rate Pricing Rate hereunder, or any reduction in any amount receivable by Buyer hereunder in respect of the Pricing Rate (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change that:

                        (A) shall subject Buyer to any tax, duty or other charge
            in respect of such Pricing Rate or changes the basis of taxation of any amounts payable to such Buyer under this Agreement in respect of any of such Pricing Rate (excluding changes in the rate of tax on the overall net income of such Buyer by the jurisdiction in which Buyer has its principal office); or

                        (B) imposes or modifies any reserve,  special deposit or
            similar requirements relating to any Pricing Rate; or

                        (C) imposes any other condition affecting this Agreement
            materially and adversely affecting Buyer's rights or the transactions contemplated hereby or thereby, then Buyer shall give prompt notice thereof and Seller shall either repurchase all Purchased Assets subject to a Transaction or pay such Additional Costs.

                  (ii) If any Requirement of Law (other than with respect to any amendment made to the Buyer's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (A) shall subject the Buyer to any tax of any kind whatsoever with respect to this Agreement or any Transaction made hereunder (excluding net income taxes) or change the basis of taxation of payments to the Buyer in respect thereof;

                        (B) shall impose, modify or hold applicable any reserve,
            special deposit, compulsory advance or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or other extensions of credit by, or any other acquisition of funds by, any office of the Seller which is not otherwise included in the determination of the LIBO Base Rate hereunder, and which is deemed applicable to Transactions;

                        (C) shall impose on the Buyer any other condition;

      and the result of any of the foregoing is to increase the cost to the Buyer, by an amount which the Buyer deems to be material, of making, continuing or maintaining any Transaction or to reduce any amount receivable hereunder in respect thereof, then, in any such case, Buyer shall give prompt notice thereof and the Seller shall either repurchase all Purchased Assets subject to a Transaction or pay such Additional Costs promptly, as will compensate the Buyer for such increased cost or reduced amount receivable.

                  (iii) If the Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Buyer's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Buyer or any corporation controlling the Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Buyer's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Buyer or such corporation (taking into consideration the Buyer's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Buyer to be material, then from time to time, Buyer shall give prompt notice thereof and the Seller shall either repurchase all Purchased Assets subject to a Transaction or promptly pay such Additional Costs as will compensate the Buyer for such reduction.

                  (iv) If the Buyer becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Seller of the event by reason of which it has become so entitled. Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Additional Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Seller, absent manifest error.

                  (v) Notwithstanding anything in this subsection (e) to the contrary, to the extent any notice or request pursuant to this subsection
      (e) is given by Buyer more than five (5) Business Days after Buyer has obtained or should have obtained knowledge of the occurrence of an event giving rise to Additional Costs as described hereunder, Buyer shall not be entitled to compensation under this subsection (e) for any Additional Costs incurred or accruing prior to the giving of such notice to Seller.

                  (vi) Buyer will, to the extent of Additional Costs or reductions in the amounts receivable referred to above relate to Buyer's loans or commitments in general and are not specifically attributable to amounts owing hereunder, use averaging and attribution methods which cover all loans and commitments similar to the Transactions hereunder in similar circumstances for comparable customers whether or not the documentation for such other loans or commitments permits Buyer to make the determination specified in this clause (vi).

            (f) Termination and Repurchase.

                  (i) On the Repurchase Date, termination of the Transaction will be effected by transfer to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5) against the simultaneous transfer of the Repurchase Price plus any Breakage Costs, as defined below, payable by Seller to Buyer pursuant to paragraph 3(f)(iii) hereof, to an account of Buyer. Seller is obligated to obtain the Asset Files from Buyer or its designee at Seller's expense on the Repurchase Date.

                  (ii) Seller may at any time and from time to time repurchase the Purchased Assets on other than a scheduled Repurchase Date, in whole or in part, upon at least one (1) Business Day's irrevocable notice to Buyer, specifying the new Repurchase Date for such repurchase and the Repurchase Price. Such demand shall be made by Seller by telephone or otherwise, no later than 1:00 p.m. New York time on the Business Day immediately prior to the day on which such termination will be effective. If any such notice is given, the Repurchase Price specified in such notice shall be due and payable on the new Repurchase Date specified therein, together with any amounts payable pursuant to the succeeding paragraph.

                  (iii) If Seller repurchases the Purchased Assets on any day which is not a Repurchase Date for such Purchased Assets, Seller shall indemnify Buyer and hold Buyer harmless from any loss or expense which Buyer may sustain or incur arising from the reemployment of funds obtained by Buyer hereunder or from fees payable to terminate the deposits from which such funds were obtained, but not including loss of profit ("Breakage Costs"). Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined in good faith by Buyer to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon Seller, absent manifest error. This Section shall survive termination of this Agreement and repurchase of all Purchased Assets subject to Transactions hereunder.

                  (iv) The Seller shall repurchase from the Buyer all Purchased Assets outstanding on the Final Repurchase Date.

                  (v) With respect to any Purchased Asset repurchased by the Seller pursuant to this Section 3(f), the Seller shall not resell any such Asset to any Person for a purchase price less than the purchase price applicable to such Assets set forth in the Purchase Facility.

            (g) Commitment Fee; Maximum Transaction Amount. In consideration of the Commitment Fee, Buyer shall, for the term of this Agreement, commit to purchase Assets from Seller so long as (i) the Purchase Price for Assets to be purchased on any single Purchase Date shall be at least $5,000,000, (ii) the aggregate Purchase Price for Purchased Assets subject to Transactions at any one time does not exceed the Committed Amount; (iii) the aggregate Purchase Price for Fallout Assets subject to Transactions at any one time does not exceed the Fallout Asset Sublimit; (iv) the aggregate Purchase Price for Empire Collateralized Notes and all other Collateralized Notes subject to Transactions at any one time does not exceed the applicable

Collateralized Note Sublimit; (v) the Assets comply with the representations and warranties set forth herein, or in the case of each Fallout Asset, the Seller identifies on the applicable Asset Schedule each representation and warranty that such Asset does not satisfy; and (vi) the conditions precedent set forth in 3(b) are satisfied. Buyer shall have no obligation to enter into any Transaction if, as a result of such transaction, (i) the aggregate Purchase Price for all Transactions subject to then outstanding Transactions under this Agreement shall exceed the Committed Amount or (ii) the Maximum Transaction Amount shall exceed $650,000,000. Buyer shall not enter into any Transaction if the aggregate Purchase Price of such Purchased Assets exceeds the Available Amount.

4. COLLATERAL AMOUNT MAINTENANCE

            (a) If at any time the aggregate Repurchase Price of Purchased Assets subject to then outstanding Transactions is greater than the Collateral Amount for such Transaction (a "Collateral Deficit"), then Buyer may by notice to Seller, require Seller to transfer to Buyer or its designee (including the Custodian) (at Buyer's option) additional Eligible Assets, ("Additional Eligible Assets"), or cash, so that the Collateral Amount equals or exceeds the Repurchase Price. Any cash remitted by Seller to Buyer pursuant to this Section 4(a) shall be deemed a payment of all or part of the Repurchase Price.

            (b) Notice required pursuant to subsection (a) above may be given by means of facsimile transmission. A notice for the payment or delivery in respect of a Collateral Deficit received before 12:00 noon New York time on a Business Day must be met not later than 4:00 p.m. New York time on the next Business Day on which the notice was given. Any notice given on a Business Day after 12:00 noon New York time shall be met not later than 4:00 p.m. New York time on the second Business Day following such notice. The failure of Buyer, on any one or more occasions, to exercise its rights under subsection (a) of this Section shall not change or alter the terms and conditions to which Seller is subject under this Agreement or limit the right of the Buyer to exercise its rights at a later date. Buyer agrees that a failure or delay to exercise its rights under subsection (a) of this Section shall not limit its rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

            (c) In the event that Seller fails to comply with the provisions of this Section 4, Buyer shall have the option not to enter any additional Transactions hereunder from the date of such failure, and to terminate this Agreement.

5. INCOME PAYMENTS

            (a) Where a particular Transaction's term extends over an Income payment date for Purchased Assets subject to a Transaction, such Income shall be the property of Buyer. All Income attributable to the Purchased Assets subject to Transactions which is collected and received by the Seller or the Interim Servicer, as the case may be, shall be remitted by the Seller or the Interim Servicer, as the case may be, within two Business Days of such receipt, directly to the Buyer's Account in accordance with the Accepted Servicing Practices, until and unless Buyer directs Seller or Interim Servicer, as the case may be, that such Income should be remitted as directed by Buyer for and on behalf of Buyer or to remit such Income directly to Seller.

            (b) Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets, Seller shall pay by wire transfer to Buyer the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (each such payment, a "Periodic Payment") on the first Business Day of each month (the "Payment Date").

6. SECURITY INTEREST

            (a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer's rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller's obligations to Buyer under this Agreement and the Transactions entered into pursuant to this Agreement, Seller grants Buyer, as collateral security for any obligations outstanding under this Agreement, any outstanding Transactions, any asset backed warehouse financing agreements or any other repurchase agreements between Buyer or any of its Affiliates on the one hand and Seller or any of its Affiliates on the other hand, a first priority security interest in the Purchased Assets and all distributions in respect thereof, the proceeds of any and all of the foregoing, Servicing Agreements and any other arrangement for the servicing of the Purchased Assets (including the right to contract for servicing), Servicing Records, servicing fees, insurance, guarantees, indemnities and warranties and proceeds thereof, relating to the Purchased Assets, Income, collections, custodial accounts and escrow accounts relating to the Purchased Assets and any other contract rights (including the right to receive principal and interest payments or finance charges with respect to the Purchased Assets and the right to enforce such payments, and the collateral securing such obligation), the Asset Documents and other agreements or arrangements of whatever character from time relating to the Purchased Assets, security agreements, financing statements, general intangibles, investment property, inventory, instruments, chattel paper, equipment, goods, accounts and other assets, whether real or personal property, relating to the Purchased Assets or any interest in the Purchased Assets (including, without limitation, the Collateralized Notes and the indebtedness evidenced thereby and all collateral security therefor including, without limitation, all security agreements, mortgage loans, deeds of trusts and all other assets and properties securing such Collateralized Notes), securities backed by or representing an interest in such Purchased Assets, Takeout Commitments and all collateral of Seller, however defined, held from time to time by Buyer, and any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (collectively, the "Collateral"). Seller represents that with respect to all Purchased Assets in the form of a participation certificate or other instrument evidencing ownership of an underlying pool of assets there has been a UCC-1 financing statement filed evidencing the security interest of the issuer, for the benefit of the holders of such certificate or instrument, in such pool of assets, including any chattel paper related to such assets. Seller also represents that, with respect to all Collateralized Notes subject to Transactions, a UCC-1 financing statement has been filed and is in effect naming Seller the secured party with respect to the collateral securing such Collateralized Notes.

            (b) Seller shall pay all fees and expenses associated with perfecting Buyer's security interest in the Collateral, or establishing Buyer's Lien on Assets, including, without limitation, the cost of filing financing statements under the Uniform Commercial Code and recording assignments of Mortgage, as and when required by Buyer in its sole discretion.

7. PAYMENT, TRANSFER AND CUSTODY

            (a) Unless otherwise mutually agreed in writing, all transfers of funds hereunder shall be in immediately available funds.

            (b) In connection with each sale, transfer, conveyance and assignment, or pledge, on or prior to each Purchase Date with respect to each Purchased Asset, the Seller shall deliver or cause to be delivered and released to the Custodian the original documents consisting of the Asset File pertaining to each of the Purchased Assets identified in the Asset Schedule delivered therewith. On the Purchase Date, upon receipt of the Trust Receipt and Asset Schedule containing no Material Exceptions (as defined in the Custodial Agreement) or as otherwise acceptable to Buyer in its sole discretion, Buyer shall transfer the Purchase Price for the Transaction to Seller to the account specified by Seller in the Purchase Request (the "Seller's Account").

            (c) On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee (including the Custodian) simultaneous with the transfer of the Purchase Price to Seller's Account. Seller, simultaneously with the delivery to Buyer or its designee (including the Custodian) of the Purchased Assets relating to each Transaction hereby sells, transfers, conveys and assigns to Buyer or its designee (including the Custodian), all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related insurance policies. Upon transfer of the Purchased Assets to Buyer as set forth-herein and until termination of any Transactions as set forth in this Agreement, record title in the name of Seller to each Purchased Asset shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Assets by Seller in accordance with Section 25 hereof.

            (d) Buyer may deposit the Trust Receipts representing the Purchased Assets, or direct that the Trust Receipts be deposited directly, with a designee acting in the capacity of bailee for Buyer. If the Trust Receipts are delivered to Buyer or its designee, Buyer or its designee shall exercise reasonable and prudent care in the maintenance thereof, during the term of this Agreement.

            (e)  Any  Asset  Files  not  delivered  to  Buyer  or  its  designee
(including the Custodian) are and shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a complete copy of the Asset File and any originals of the Asset Documents not delivered to Buyer or its designee. The possession of the Asset File by Seller or its designee is at the will of the Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by the Seller or its designee is in a custodial capacity only. Each Asset File retained or held by Seller or its designee shall be segregated on Seller's books and records from the other assets of Seller or its designee and the books and records (including, without limitation, any computer records or tapes) of Seller or its designee and shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Asset File only in accordance with written instructions from Buyer and in accordance with the Custodial Agreement, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Assets by Seller.

8. HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

            Title to all Purchased Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise pledging, repledging, hypothecating, or rehypothecating the Purchased Assets, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to
Section 3. Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.

9. SUBSTITUTION

            (a) Subject to Section 9(b), Seller may, upon one (1) Business Day's written notice to Buyer, with a copy to Custodian, substitute (i) other Eligible Assets for any Eligible Assets or Fallout Assets subject to Transactions or (ii) other Fallout Assets for any Fallout Assets subject to Transactions. Such substitution shall be made by (i) transfer to the related Custodian of the Asset Files for such other Eligible Assets, together with an Asset Schedule and transfer to Seller or its designee of the Purchased Assets requested for release, and (ii) wire transfer to Buyer of the Exit Fee related to the released Assets to the extent such Assets are sold by the Seller to a Person other than the Buyer on or after the substitution date. After substitution, the Substituted Assets, shall be deemed to be Purchased Assets subject to the same Transaction as the released Asset. The Custodian shall issue a new Asset Schedule to Buyer, deleting the released Asset, and adding the substituted Purchased Asset.

            (b) Notwithstanding anything to the contrary in this Agreement, Seller may not substitute other Assets for any Purchased Assets if (i) after taking into account such substitution, a Collateral Deficit were to occur, or
(ii) such substitution would cause a Breach of any provision of this Agreement, or (iii) Buyer does not consent to such substitution.

            (c) In the case of any Transaction for which the Repurchase Date is other than the Business Day immediately following the Purchase Date and with respect to which Seller does not have any existing right to substitute substantially the same Assets for the Purchased Assets, Seller shall have the right, subject to the proviso to this sentence, upon notice to Buyer, which notice shall be given at or prior to 10 am (New York time) on such Business Day, to substitute substantially the same Assets for any Purchased Asset; provided, however, that Buyer may elect, by the close of business on the Business Day notice is received, or by the close of the next Business Day if notice is given after 10 am (New York time) on such day, not to accept such substitution. In the event such substitution is accepted by Buyer, such substitution shall be made by Seller's transfer to Buyer of such other Assets and Buyer's transfer to Seller of such Purchased Assets, and after such substitution, the Substituted Assets shall be deemed to be Purchased Assets. In the event Buyer elects not to accept such substitution, Buyer shall offer Seller the right to terminate the Transaction.

            (d) In the event Seller exercises its rights to substitute or terminate under sub-paragraph (c), Seller shall be obligated to pay to Buyer, by the close of the Business Day of such substitution or termination, as the case may be, an amount equal to (A) Buyer's actual cost (including all fees, expenses and commissions) of (i) entering into replacement transactions; (ii) entering into or terminating hedge transactions; and/or (iii) terminating transactions or substituting securities in like transactions with third parties in connection with or as a result of such substitution or termination, and (B) to the extent Buyer determines not to enter into replacement transactions, the loss incurred by Buyer directly arising or resulting from such substitution or termination. The foregoing amounts shall be solely determined and calculated by Buyer in good faith, absent manifest error.

10. REPRESENTATIONS AND WARRANTIES

            (a) Buyer and Seller Representations and Warranties. As of each Purchase Date, each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and it has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal); (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) no approval, consent, authorization, notice to, filing with, or other act by, or in respect of, any Governmental Authority or any other Person is required or necessary in connection with the Transactions contemplated by this Agreement, or with the execution, delivery, performance, validity or enforceability of this Agreement or any Facility Document (other than filings and recordings in respect of the Liens created hereunder), or, if required, such approval, consent, authorization, notice, or filing has been or will, prior to the Purchase Date, be obtained and will be in full force and effect; (v) the execution, delivery, and performance of this Agreement and the Transactions hereunder will not violate any law, regulation, order, judgment, decree, ordinance, charter, by-law, or rule applicable to it or its property or constitute a default (or an event which, with notice or lapse of time, or both would constitute a default) under or result in a breach of any material agreement or other instrument by which it is bound or by which any of its assets are affected; (vi) it has received approval and authorization to enter into this Agreement and each and every Transaction actually entered into hereunder pursuant to its internal policies and procedures; and (vii) neither this Agreement nor any Transaction or transfer of any Asset pursuant hereto is entered into in contemplation of insolvency or with any intent to hinder, delay or defraud any creditor.

            (b) Seller Representations and Warranties. Seller represents and warrants to Buyer that as of the Purchase Date for the purchase of any Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in full force and effect:

                  (i) All Documents True and Correct. All representations and warranties made and all information, reports, financial statements, exhibits, schedules, and documents or copies of documents furnished to Buyer by or on behalf of Seller pursuant to or in connection with the negotiation, preparation, delivery or performance of this Agreement and the other Facility Documents, or with the transactions contemplated hereby, are and will be true, correct, and complete in every material respect or (in the case of projections, based on reasonable estimates), at the time when made and at all times thereafter under this Agreement or, if limited to a specific date, as of the date to which they refer, and no such writing or information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to a Responsible Officer of the Seller that, after due inquiry, should reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Buyer for use in connection with the transactions contemplated hereby or thereby.

                  (ii) Due Authority and Organization. Seller is duly organized and validly existing, and in good standing under the laws and regulations of the state of Delaware, and is duly licensed, qualified to do business, and in good standing under the laws of each jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could be reasonably expected (either individually or in the aggregate) to have a Material Adverse Effect. Seller has the authority under its charter and by-laws and applicable law to enter into this Agreement and to perform all acts contemplated hereby or in connection herewith, and to borrow money, sell Assets, and grant Liens hereunder; and has taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement and the other Facility Documents to which it is a party and to authorize the sale, the borrowings, and the granting of Liens on the terms and conditions of the Agreement and the other Facility Documents, and is in compliance in all material respects with all Requirements of Law, and has all governmental licenses, authorizations, consents and approvals necessary to own and operate its Property, to lease the Property it operates as lessee, and to carry on its business as now being or as proposed to be conducted.

                  (iii)  Binding  Obligations.  This  Agreement  and every other document to be executed by Seller pursuant to this Agreement, is and will be, duly and validly executed and delivered by the Seller and constitutes a legal, valid, binding and subsisting obligation of Seller, enforceable against the Seller in accordance with its respective terms, except that
      (a) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether a proceeding at law or in equity;

                  (iv) No Litigation. There is no action, suit, proceeding, inquiry, investigation, arbitration or investigation, at law or in equity, or before, or by any court, Governmental Authority, arbitrator, public board or body pending, in each case, as to which Seller has received service of process, or, to Seller's knowledge, threatened against or affecting Seller or any of its Subsidiaries or against any of its or their respective Properties or revenues, which, either in any one instance or in the aggregate, which if adversely determined would individually or in the aggregate result in any Material Adverse Effect, or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or to fulfill its obligations hereunder, or in any material liability on the part of the Seller.

                  (v) Financial Statements.

                        (A) (i) The audited financial statements of the Seller and its consolidated Subsidiaries as of March 31, 1999, heretofore furnished to Buyer and as of the end of Seller's fiscal year, thereafter furnished to Buyer, fairly present the financial position of Seller and its consolidated subsidiaries on a consolidated basis as of March 31 of such year and for the one year period then ended, subject to any qualifications set forth therein.

                           (ii) The unaudited quarterly financial statements of
the Seller and its consolidated Subsidiaries as of the most recent date of delivery, are true complete and correct, and present fairly the consolidated financial position of the Seller and its consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the fiscal quarter then ended, subject to any qualifications set forth therein.

                        (B) Such financial statements, including the related schedules and notes thereto, has been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

                        (C) Neither the Seller nor any of its consolidated Subsidiaries had, at the date of the financial statement referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, or other financial derivative of the nature required to be disclosed by GAAP in such financial statements, which is not reflected in the foregoing statements or in the notes thereto.

                  (vi) [Intentionally Omitted.]

                  (vii) Investment Company Act and Other Limits on Incurring Indebtedness. Seller is not required to be registered as an "investment company" under the

Investment Company Act of 1940, as amended, and Seller is not a company "controlled" by an "investment company". Seller is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

                  (viii) Transfer of Assets. All actions necessary to transfer to Buyer the interests in the Eligible Assets and the Fallout Assets to be purchased have been or are currently being taken and Seller has not offered or sold, and will not offer or sell, any such Assets in any manner that would render the issuance and sale of the such Assets a violation of Section 5 of the Securities Act of 1933, as amended, or any state securities or "Blue Sky" laws or require registration pursuant thereto, nor has it authorized, nor will it authorize, any person to act in such manner;

                  (ix) Chief Executive Office; Chief Operating Office. The Seller's chief executive office and Chief Operating Office on the date hereof is, and for the immediately preceding four months, was located at 277 Park Ave., New York, New York 10172.

                  (x) Location of Books and Records. The location where the Seller keeps its books and records (excluding all computer tapes and records relating to the Assets which are held by the Subservicer) is its chief executive office or its chief operating office.

                  (xi) Subsidiaries. Seller has identified on Schedule 1 of this Agreement, each Material Subsidiary which exists on the date hereof.

                  (xii) No Legal Bar. The execution, delivery and performance of this Agreement and the Facility Documents, the sale and borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Seller or of any of its Material Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective Properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  (xiii) Margin Regulations. No part of the proceeds of any Transactions will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under, or for any other purpose which violates or would be inconsistent with the provisions of Regulations T, U, or X.

                  (xiv) Taxes. Each of the Seller and its Subsidiaries has filed all Federal and state income tax returns and all other material tax returns that are required to be filed by them and has paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes or assessments, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided. The charges, accruals and reserves on Seller's books in respect of taxes and other governmental charges are, in Seller's opinion, adequate. No tax Lien has been filed, and, to the knowledge of the Seller, no claim is being asserted, with respect to any such tax or assessment.

                  (xv) ERISA. Each Plan to which Seller, or any of its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

                  (xvi) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchase Assets pursuant to this Agreement.

                  (xvii) Collateral. (A) The provisions of this Agreement, together with delivery of the Asset Files as contemplated herein are effective to either (i) convey to the Buyer ownership of each Purchased Assets, or (ii) create in favor of the Buyer a valid first priority perfected security interest in all right, title and interest of the Seller, in, to, and under the Collateral.

                        (B) Seller represents and warrants to Buyer (i) with respect to each Collateralized Note (other than any Empire Collateralized Note) purchased hereunder that such Collateralized Note is secured by Mortgage Loans which conform in all respects to the appropriate representations and warranties set forth above, including, without limitation, the representations and warranties set forth in Exhibit V hereto and all other representations and warranties that Buyer shall reasonably require from time to time, and (ii) with respect to each Empire Collateralized Note purchased hereunder that such Empire Collateralized Note is secured by Mortgage Loans which conform in all respects to the representations and warranties set forth in Exhibit V(A) hereto.

                  (xviii) UCC Filing. Upon (1) receipt by the Custodian of each Note, and (2) the filing of financing statements on Form UCC-1 naming the Buyer as "Secured Party" and the Seller as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, in both instances, the security interests granted hereunder in the Collateral will constitute fully perfected first-priority security interests (to the extent such interest can be perfected by filing under the Uniform Commercial Code) under the Uniform Commercial Code in all right, title and interest of the Seller in, to and under such Collateral.

                  (xix) Origination Practices. The origination and collection practices used by Seller or the Qualified Originator, if applicable, with respect to each Asset (i) have been and are in all respects legal, proper, prudent and customary in the origination and loan servicing business for that type of asset, and (ii) are materially in accordance with the Underwriting Guidelines attached hereto and the documentation is consistent in form and substance with the Seller's loan documents approved by Buyer for use under this Agreement, and each deviation therefrom would not be deemed to be material by a prudent lender experienced in originating Assets of that nature, and in no event will have a Material Adverse Effect.

                  (xx) [Intentionally Omitted]

                  (xx) No Event of Default. Neither the Seller nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing hereunder.

                  (xxi) No Violation of Environmental Laws. Neither Seller nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with any environmental laws with regard to any of its Properties, nor does Seller have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (xxii) True Sales. Any Asset funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Seller has been conveyed to the Seller pursuant to a legal sale, and if so requested by the Buyer, is covered by an opinion of counsel to that effect in form and substance acceptable to the Buyer.

                  (xxiii) Selection Process. The Purchased Assets were selected from among the Assets in Seller's portfolio as to which the representations and warranties set forth in this Agreement could be made and such selection was not intentionally made in a manner so as to result in a Material Adverse Effect upon Buyer, or so as to intentionally result in Assets less desirable or less valuable than other comparable assets owned by the Seller.

                  (xxiv) Computer System. Seller and Subservicer have each made a full and complete assessment of all issues which may be related to the occurrence of the year 2000, including all issues related to its computer program and software (the "Year 2000 Issues"), and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, Seller does not reasonably anticipate that Year 2000 Issues will have a material adverse effect on Seller's operations or financial condition.

            (c) Interim Servicer Representations and Warranties. Interim Servicer represents and warrants to Buyer that, as of the Purchase Date for the purchase of any Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while this Agreement and any Transaction thereunder is in full force and effect, each of the representations and warranties set forth in Subsection 7.01(b) of the Purchase Facility are true and correct in all material respects.

11. NEGATIVE COVENANTS OF SELLER

            On and as of the date of this Agreement and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller covenants that it will not:

            (a) exercise any right to change or consent to a change in a Servicer of Purchased Assets without the prior written consent of the Buyer, or permit any Person other than the Servicer or the Subservicer, as the case may be, to service Purchased Assets without the prior written consent of Buyer;

            (b) after the occurrence and during the continuation of an Event of Default make any Restricted Payment;

            (c) take any action which would directly or indirectly impair or adversely affect (i) Buyer's title to or lien on any Purchased Assets or any other Collateral or (ii) the value of any Purchased Assets or any other Collateral except, in the case of this clause (ii), any action solely relating to, resulting solely from, or arising solely out of the financial condition of the Seller;

            (d) pledge, assign, convey, grant, bargain, sell, set over, deliver or otherwise transfer any interest in the Purchased Assets to any Person other than Buyer, nor will Seller create, incur, or permit to exist any Lien, encumbrance or security interest in or on the Purchased Assets or any of the Collateral;

            (e) permit or allow others to amend, modify, terminate, or waive any provision of any Purchased Asset in any manner which should reasonably be expected to materially and adversely affect the value of such Purchased Asset;

            (f) take any action which could reasonably be expected to result in a Material Adverse Effect;

            (g) engage, to any substantial extent, in any line or lines of business activity other than the businesses now generally carried out by it, or cease or take any action to cease (or permit any Subsidiary of Seller to cease or to take any action to cease) to be in the business of originating Mortgage Loans;

            (h) (A) permit any of its Subsidiaries to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Seller or such Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $2,000,000 (or the equivalent amount in any foreign currency) (x) are set forth in writing and (y) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $10,000,000 (or the equivalent amount in any foreign currency), have been determined by a nationally recognized investment banking firm to be fair from a financial standpoint, to the Seller and its Subsidiaries.

                  (B) Without limiting the generality of any other provisions set forth in this Agreement, the provisions of this Section (A)(i) shall not prohibit (i) any Permitted Investment, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Seller pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Seller or its Subsidiaries, but in any event not to exceed $10,000,000 (or the equivalent amount in any foreign currency) in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Seller and its Subsidiaries who are not employees of the Seller or its Subsidiaries, (vi) any Affiliate Transactions between the Seller and a Subsidiary or between consolidated Subsidiaries (in each case other than any Subsidiary that is an "affiliate" (as such term is defined in the Securities and Exchange Act) of any Affiliate (other than any Subsidiary) of the Seller and (vii) transactions pursuant to any agreement as in existence as of the date between the Seller or its Subsidiaries and Continental Grain Company, a Delaware corporation, or one of its Subsidiaries.

            (i) become an "investment company" or a company "controlled" by an "investment company, within the meaning of the Investment Company Act, as amended.

            (j) move its chief executive office from its address as of the date hereof unless it shall have provided Buyer 30 days' prior written notice of such change and an amendment to the UCC-1 filed pursuant thereto.

12. AFFIRMATIVE COVENANTS OF SELLER

            (a)  Financial  Statements.  Seller  covenants  that  promptly  upon preparation, but in no event later than 90 days following the end of each fiscal quarter (other than the end of each fiscal year which is expressly addressed below), Seller shall deliver to Buyer the financial statements of Seller and its consolidated Subsidiaries as of the end of each fiscal quarter. In the event the parties hereto agree to extend the term of this Agreement, Seller shall deliver to Buyer promptly upon preparation, but in no event later than 105 days following the end of such fiscal year, the audited financial statements of Seller and its consolidated Subsidiaries as of the end of each fiscal year. Each financial statement delivered pursuant to this Section 12(a) shall be accompanied by a certificate of a Responsible Officer of the Seller, which certificate shall state that said consolidated financial statement fairly presents the consolidated and consolidating financial condition and results of operations of the Seller and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and any relevant qualifications) and which shall also set forth the calculations demonstrating compliance with the covenants set forth in Section 12(e) hereof.

            (b) Reports. Seller, with respect to any Purchased Assets serviced by Seller, Subservicer or any of Seller's Affiliates, shall periodically deliver, or with respect to any other Purchased Assets, otherwise use its best efforts to cause to be periodically delivered, to Buyer, the report, if any, prepared by the relevant trustee or servicer setting forth payment activity including the last paid-to date, defaults and delinquencies with respect to the underlying loans or receivables in respect of each Purchased Asset and shall prepare and deliver reports each month, detailing, with respect to all Transactions, such information as Buyer may, from time to time, reasonably request, including, but not limited to, purchase activity and valuation of Purchased Assets, which reports shall be rendered no later than the 15th calendar day of any month; provided, however, that such information (i) is of the type usually provided by servicers and master servicers of such type of Purchased Asset and (ii) is available without undue hardship or expenses being incurred by Seller, any of its Affiliates or any servicer of the Purchased Assets.

            (c) Compliance With Laws. Seller will comply in all material respects with all laws, rules and regulations to which it is or may become subject.

            (d) Conduct of Business. Seller will do, and will cause each of its Material Subsidiaries to do, all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of incorporation and will maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where such failure to maintain such authority or be in good standing could not reasonably be expected to have a Material Adverse Effect.

            (e) [Intentionally Omitted]

            (f) Year 2000 Compliance. The Seller shall take and shall cause each of its Material Subsidiaries and Subservicer to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that the Year 2000 Issues will not have a material adverse effect on the Seller's operations or financial condition. By September 30, 1999, the Seller will provide written assurance that it is Year 2000 compliant (i.e., completed all testing satisfactorily and taken all other steps reasonably necessary to ensure Year 2000 readiness). If satisfactory assurances can not be made, Buyer will have the right to cease further Transactions. After a 30 calendar day remedy period, the non-compliance will constitute an Event of Default.

            (g) Taxes. Each of the Seller and its Subsidiaries shall file all Federal and state income tax returns and all other material tax returns that are required to be filed by them and shall pay all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes or assessments, if any, that may be appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves in conformity with GAAP have been provided.

            (h) Notifications. Seller will notify Buyer in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, any remedial steps being taken with respect thereto:

                  (i)  The   occurrence  of  an  Event  of  Default  or  Default
      hereunder;

                  (ii) The institution of any litigation, arbitration proceeding or governmental proceeding which, in the opinion of counsel to Seller, will have a Material Adverse Effect;

                  (iii) The occurrence of any event which would allow the obligee under any material loan agreement to which Seller or any of its Material Subsidiaries is bound to declare an event of default or accelerate the obligations of Seller or any of its Material Subsidiaries thereunder;

                  (iv) The occurrence of an event of default under any servicing agreement which relates to Purchased Assets to which the Seller or Subservicer is a party;

                  (v) Promptly upon receipt of notice or knowledge that an underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely its Market Value;

                  (vi) Promptly upon receipt of notice or knowledge of (i) any default related to any Purchased Asset, (ii) any Lien or security interest (other than security interests created hereby) on, or claim asserted against, any of the Purchased Assets or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect;

                  (vii) Promptly upon discovery that any representation or warranty contained herein is untrue or incorrect in any material respect;

                  (viii) Promptly upon receipt of notice or knowledge of the occurrence of Seller's inability or failure to meet the terms of any covenant in any of the Facility Documents;

                  (ix) Promptly upon the entry of any judgment or decree against Seller or any Material Subsidiary of Seller if the aggregate amount of all judgments and decrees then outstanding against Seller or Seller's Material Subsidiary exceeds $2,500,000;

                  (x) Promptly upon receipt of notice or knowledge that the arrival of the year 2000 will materially and adversely affect Seller's business or any Transactions executed herewith; and

                  (xi) Promptly upon the acquisition or formation of any additional Material Subsidiaries.

            (i) The Seller will defend the Purchased Assets against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Purchased Assets, other than the security interests created hereunder, and the Seller will defend the right, title and interest of the Buyer in and to any of the Purchased Assets against the claims and demands of all Persons whomsoever.

            (j) If at any time there exists a Collateral Deficiency, the Seller shall cure same in accordance with Section 4(a) hereof.

            (k) In the event that the Assets to be purchased would cause the aggregate outstanding principal balance of Assets to consist of Mortgaged Property from any state to exceed such concentration percentage as determined by the Buyer in its sole good faith discretion then, upon request by the Buyer, the Seller deliver an opinion of counsel acceptable to the Buyer in such state, substantially in the form of items #12 and 13 of Exhibit VIII.

            (l) Within one (1) Business Day following a Change of Control of the Seller, the Seller shall pay the Repurchase Price for all Transactions then outstanding plus all other amounts due and owing to the Buyer hereunder.

            (m) Within one (1) Business Day following a Default hereunder, the Seller shall deliver to Buyer a duly executed Assignment and Conveyance.

13. EVENTS OF DEFAULT

            (a) If any of the following events (each an "Event of Default") occur, Seller and Buyer shall have the rights set forth in Section 14, as applicable:

                  (i) Seller fails to pay the Repurchase Price in full when due or Buyer fails to deliver the Purchased Assets against full payment therefor;

                  (ii) Seller or Buyer fails to satisfy or perform any material obligation or covenant under this Agreement (including any breach of the obligations set forth in Section 4), or Seller or Buyer shall fail to satisfy or perform any payment or purchase or repurchase obligation when due hereunder;

                  (iii) an Act of Insolvency occurs with respect to Seller or Buyer;

                  (iv) any Breach, occurs, other than a Breach of an Asset Representation, or any Breach of an Asset Representation occurs, and such Breach is not corrected within five (5) Business Days, or any certificate furnished to the Buyer shall prove to have been false or misleading in any material respect as of the time made or furnished;

                  (v) Seller or Buyer shall admit its inability to, or its intention not to, perform any of its obligations hereunder;

                  (vi) any governmental, regulatory, or self-regulatory authority takes any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or any of its Material Subsidiaries, including suspension as an issuer, lender or seller/servicer of related types of assets, which in each case materially adversely affects the value of the Purchased Assets or Buyer's interest in the Purchase Assets;

                  (vii) any  Change of  Control  of the  Seller or any  Material
      Subsidiary shall have occurred without the prior consent of the Buyer which consent with respect to any Change of Control of a Material Subsidiary shall not be unreasonably withheld;

                  (viii) Buyer, in its good faith judgment, believes that a Material Adverse Effect has occurred;

                  (ix) The occurrence and continuance of a material "event of default" or of an "event of termination" on the part of Seller under the Purchase Facility or any other agreement between Seller (or an

      Affiliate thereof) on the one hand, and Buyer (or an Affiliate thereof) on the other hand, which has not been waived by Buyer (or its Affiliate), provided that such event of default or event of termination does not arise solely as a result of a default under an agreement to which Seller (or its Affiliate) is not a party;

                  (x) This Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Assets purported to be covered hereby.

            (b) In making a determination as to whether an Event of Default has occurred, Buyer shall be entitled to rely on reports published or broadcast by media sources believed by Buyer to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that Buyer reasonably and in good faith believes such information to be accurate and has taken such steps as may be reasonable in the circumstances to attempt to verify such information.

14. REMEDIES

            (a) If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer:

                  (i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur. Notwithstanding that the Repurchase Date shall be deemed immediately to have occurred upon the exercise or deemed exercise of such option by Buyer, for purposes of determining the Repurchase Price, the Repurchase Date shall be the date specified in the Purchase Request for such Transaction.

                  (ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section:

                        (A) Seller's obligations hereunder to repurchase all Purchased Assets in such Transactions shall thereupon become immediately due and payable;

                        (B) to the extent permitted by applicable law, the Pricing Rate shall be the Post Default Rate; and

                        (C) all Income  actually  received by Buyer  pursuant to
      Section 5 shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

                  (iii) After two (2) Business Days' notice to Seller (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subsection (a)(i) of this Section), Buyer may (A) immediately sell, without notice or demand of any kind, at a public or private sale, on a servicing-released basis, and at such price or prices as Buyer may reasonably deem satisfactory any or all Purchased Assets subject to a Transaction hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, give Seller credit for such

      Purchased Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Assets shall be applied first to the costs and expenses incurred by Buyer in connection with Seller's Default; second to consequential damages, including, but not limited to, costs of cover and/or related hedging transactions; third to the Repurchase Price; and fourth to any other outstanding obligation of Seller to Buyer or its Affiliates.

                  (iv) Buyer or an Affiliate thereof may deliver the Purchased Assets which are subject to a Takeout Commitment, or a purchase commitment by a purchaser, to the Takeout Investor, or such other purchaser, as the case may be, in exchange for securities or cash, which securities or cash shall then be treated as Purchased Assets, and Seller hereby irrevocably appoints Buyer to act as its attorney-in-fact and agent to take such action upon the occurrence of an Event of Default as may be necessary to obtain such securities or cash.

                  (v) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the underlying Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Asset and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Asset on the occurrence of an Event of Default or to liquidate all Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. However, in recognition of the parties' agreement that the Transactions hereunder have been entered into in consideration of and in reliance upon the fact that all Transactions hereunder constitute a single business and contractual relationship and that each Transaction has been entered into in consideration of the other Transactions, the parties further agree that Buyer shall use its best efforts to liquidate all Transactions hereunder upon the occurrence of an Event of Default as quickly as is prudently possible in the sole good faith discretion of Buyer.

                  (vi)  Buyer  shall,  without  regard  to the  adequacy  of the security for Seller's obligations under this Agreement, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, and collect the payments due with respect to the Collateral or any portion thereof. Seller shall pay all costs and expenses incurred by Buyer in connection with the appointment and activities of such receiver, including, without limitation, reasonable out-of-pocket legal fees.

                  (vii) Seller agrees that Buyer may obtain an injunction or an order of specific performance to compel Seller, as the Interim Servicer, to fulfill its obligations as set forth in Section 25, if Seller, as the Interim Servicer, fails or refuses to perform its obligations as set forth therein.

                  (viii) Seller shall be liable to Buyer for (A) the amount of all expenses, including reasonable legal or other expenses incurred by Buyer in connection with or as a consequence of an Event of Default, and
      (B) actual damages, including, without limitation, all reasonable legal fees and expenses and other costs incurred in connection with hedging or covering transactions.

                  (ix) Buyer shall have all the rights and remedies provided herein, provided by applicable federal, state, foreign, and local laws (including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, to the extent that the Uniform Commercial Code is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller.

                  (x) Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a)(i) and (iii) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time-to-time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

                  (xi) In addition to its rights hereunder, Buyer shall have the right to proceed against any assets of Seller which may be in the possession of Buyer, its Affiliates or their designee (including the Custodian), including the right to liquidate such assets and to set off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set off cash, the proceeds of the liquidation of the Purchased Assets, any Collateral or its proceeds, and all other sums or obligations owed by Buyer or its Affiliates to Seller against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash, proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

                  (xii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

            (b) Upon the occurrence of one or more Events of Default, and in addition to the remedies otherwise provided herein, Buyer shall have the right to obtain physical possession of the Servicing Records and all other files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Seller shall be responsible for paying any fees of any Subservicer resulting from the termination of a Subservicer due to an Event of Default. Buyer shall be entitled to specific performance of all agreements of Seller contained in this Agreement.

            (c) If an Event of Default occurs with respect to Buyer, the following rights and remedies are available to Seller:

                  (i) Upon tender by Seller of payment of the aggregate Repurchase Price for all such Transactions, Buyer's right, title and interest in all Purchased Assets subject to such Transactions shall be deemed transferred to Seller, and Buyer shall deliver or cause to be transferred all such Purchased Assets to Seller or its designee at Buyer's expense.

                  (ii) If Seller  exercises the option referred to in subsection
      (b)(i) of this Section and Buyer fails to deliver or cause to be delivered the Purchased Assets to Seller or its designee, after three (3) Business Day's notice to Buyer, Seller may (A) purchase Assets or securities ("Replacement Assets") that are as similar as is reasonably practicable in characteristics, outstanding principal amounts (as a pool) and Note Interest Rate to any Purchased Assets that are not delivered by Buyer to Seller or its designee as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Assets, to be deemed to have purchased Replacement Assets at a price therefor on such date, equal to the Market Value of the Purchased Assets.

                  (iii) Buyer shall be liable to Seller (A) with respect to Purchased Assets (other than Additional Eligible Assets), for any excess of the price paid (or deemed paid) by Seller for Replacement Assets therefor over the Repurchase Price for such Purchased Assets, (B) with respect to Additional Eligible Assets, for the price paid (or deemed paid) by Seller for the Replacement Assets therefor, and (C) for actual damages, including, without limitation, all costs incurred in connection with hedging or covering transactions. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or deemed purchase) of Replacement Assets calculated on a 360-day year basis for the actual number of days during the period from and including the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at the greater of the Pricing Rate or the Prime Rate.

15. DUE DILIGENCE

            (a) Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Assets for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise (the "Due Diligence Review"), and Seller agrees that upon prior notice to Seller, provided that, if a Default or Event of Default shall have occurred, then without notice, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Seller, any other Servicer or subservicer and/or the Custodian. Seller agrees that Buyer may, at Buyer's sole expense and with prior notice to Seller, conduct additional Due Diligence Reviews. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with the Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets. Buyer may underwrite such Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all out-of-pocket costs and expenses reasonably incurred by Buyer in connection with Buyer's activities pursuant to this Section 15.

16. SINGLE AGREEMENT

            Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a Default in the performance of any such obligations shall constitute a Default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted.

17. NOTICES AND OTHER COMMUNICATIONS

            Unless another address is specified in writing by the respective party to whom any written notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid, and return receipt requested,
(c) sent by express
courier delivery service and received by the party to whom it is sent, or (d) transmitted by confirmed telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties).

18. ENTIRE AGREEMENT; SEVERABILITY

            This Agreement  constitutes the entire  understanding  between Buyer and Seller with respect to the subject matter it covers and shall supersede any existing agreements (including any summary of terms and conditions) between the parties containing general terms and conditions for repurchase transactions involving Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

19. EFFECTIVENESS; BINDING EFFECT; ASSIGNABILITY

            This Agreement shall become effective when it shall have been executed by the Buyer and Seller and thereafter shall be binding upon and inure to the benefit of the Buyer and Seller and their respective successors and permitted assigns. The Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Buyer, which consent may be granted or withheld in the Buyer's sole discretion. The Buyer may assign all or any portion of its rights and obligations hereunder with the prior consent of the Seller which shall not be unreasonably withheld or delayed. Any request by Buyer for consent hereunder shall be deemed consented to by Seller if not objected to by Seller in writing within two (2) Business Days' following receipt thereof. If the Buyer so sells or assigns all or a portion of its rights hereunder, any reference in this Agreement to the Buyer shall thereafter refer to the Buyer and to the respective assignee to the extent of their respective interests and the assignee shall have, to the extent of such assignment (unless otherwise provided therein) the same rights and benefits as it would if it were the Buyer. Each assignment pursuant to this Section shall be effected by the Buyer (or its successor) and the assignee executing an assignment agreement (appropriately completed) satisfactory to the Buyer. The Seller agrees to execute such documents (including, without limitation, amendments to this Agreement and the other Facility Documents) as shall be necessary to effect the foregoing. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties to this Agreement and their successor hereunder, any benefit or any legal or equitable right, power, remedy, or claim under this Agreement.

20. TERMINABILITY

            This Agreement shall be terminated on the Final Repurchase Date, and any outstanding Transactions shall become due on such date. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations, warranties and covenants, and indemnities hereunder (including those made in the Asset Representations) shall continue and survive.

21. GOVERNING LAW

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

22. CONSENT TO JURISDICTION

            The parties irrevocably agree to submit to the personal jurisdiction of the United States District Court for the Southern District of New York, the parties irrevocably waiving any objection thereto and waive all rights to a trial by jury. If, for any reason, federal jurisdiction is not available, and only if federal jurisdiction is not available, the parties irrevocably agree to submit to the personal jurisdiction of the Supreme Court of the State of New York, the parties irrevocably waiving any objection thereto and waive all rights to a trial by jury.

23. NO WAIVERS, ETC.

            No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Any such waiver or modification shall be effective only in the specific instance and for the specific purpose for which it was given.

24. INTENTIONALLY OMITTED

25. SERVICING

            (a) The Interim Servicer, at the Buyer's option and request, as independent contract interim servicer, shall interim service and administer the Purchased Assets during the Interim Servicing Period in accordance with the Accepted Servicing Practices. Upon the termination of the Interim Servicing Period, the Interim Servicer shall cooperate fully with the Buyer and any servicer to whom servicing or master servicing of any Purchased Asset is to be transferred and shall promptly provide Buyer or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Interim Servicer's functions as servicer hereunder and shall within one (1) Business Day of receipt transfer to the Buyer or such successor servicer, as applicable, all amounts which should have been deposited in the Buyer's Account by the Interim Servicer or which are thereafter received with respect to the Purchased Assets, it being agreed that the Seller will pay all fees and expenses incurred in connection with such transfer. A servicing transfer shall be complete when the Buyer or its designated servicer confirms to the Interim Servicer that it has received all necessary data and documents to perform its primary servicing or master servicing function, as applicable, and all required notices have been mailed by the Interim Servicer. Notwithstanding the purchase of Purchased Assets by Buyer, during the Interim Servicing Period the Interim Servicer shall continue to service the Purchased Assets for the benefit of Buyer, and, if Buyer shall exercise its rights to pledge or hypothecate the Purchased Assets prior to the related Repurchase Date pursuant to Section 8, for the benefit of Buyer's assigns. The Interim Servicer may retain legal title to the Purchased Assets solely for the purpose of servicing or supervising the servicing of such Purchased Assets during the Interim Servicing Period. Any beneficial or equitable interest in Purchased Assets shall remain in Buyer. The Buyer will pay the Interim Servicer a monthly interim servicing fee to service the Purchased Assets to be calculated in accordance with the terms and provisions of the Purchase Facility. To the extent the Interim Servicer (or an Affiliate thereof) is authorized to sub-service the Purchased Assets on behalf of the Servicer after the termination of the Interim Servicing Period, the Buyer will pay such Subservicer a monthly sub-servicing fee to be calculated in accordance with the terms and provisions of the Purchase Facility. All servicing fees and compensation with respect to the servicing of the Assets shall be customary, reasonable and consistent with industry practice.

            (b) The Seller agrees that the Seller assigns to the Buyer, and the Buyer is the owner of the entire right, title and interest of the Seller, if any, in and to all servicing rights and Servicing Records relating to the Purchased Assets, including, but not limited to, any and all Servicing Agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing, of Purchased Assets (the "Servicing Records"). Seller grants Buyer a security interest in all servicing fees and rights relating to the Purchased Assets and all Servicing Records to secure the obligation of Seller or its designee to service in conformity with this Section and any other obligation of Seller to Buyer. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee (including the Custodian) at Buyer's request.

            (c)  If  the  Purchased   Assets  are  serviced  by  a  third  party
Subservicer (including an Affiliate of Interim Servicer), Interim Servicer (i) shall provide a copy of the servicing agreement to Buyer (the "Servicing Agreement"); (ii) hereby irrevocably assigns to Buyer and Buyer's successors and assigns all right, title, interest and the benefits of the Servicing Agreements with respect to the Purchased Assets; and (iii) shall provide to Buyer a letter from the Subservicer in the form attached hereto as Exhibit II (the "Subservicing Notification Letter") to the effect that upon the earlier to occur of (i) the termination of the Interim Servicing Period or (ii) the occurrence of an Event of Default, Buyer may terminate the Servicing Agreement and transfer such servicing to its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any and all fees required to terminate the Servicing Agreement and will cooperate to effectuate the transfer of servicing to Buyer or its designee including paying the costs of shipping the Servicing Records to Buyer or its designee. If an Affiliate of Interim Servicer is servicing the Purchased Assets, such Affiliate, Interim Servicer and Buyer shall enter a Seller/Affiliate Agreement in the form of Exhibit VI hereto.

            (d) Interim Servicer shall not employ sub-servicers other than the Subservicer to service the Purchased Assets during the Interim Servicing Period or thereafter without the prior written approval of Buyer. Seller shall cause any sub-servicers engaged by Interim Servicer to execute a letter agreement with Buyer acknowledging Buyer's ownership of the Purchased Assets and agreeing that, upon notice from Buyer (or the Custodian on its behalf) that the Interim

Servicing Period has terminated or an Event of Default has occurred and is continuing hereunder, it shall deposit all Income with respect to the Purchased Assets in the account specified in Section 5.

            (e) Upon the earlier to occur of (i) the termination of the Interim Servicing Period or (ii) the occurrence and continuance of an Event of Default or (iii) the failure of the Interim Servicer or any sub-servicer to meet Accepted Servicing Practices, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing-released basis or (ii) terminate the Interim Servicer or any Subservicer or sub-servicer as servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee, in which case Interim Servicer will promptly, within one (1) Business Day, transfer servicing, or cause servicing to be transferred, to the servicer designated by Buyer.

            (f) The Interim Servicer shall use one or more of the following types of accounts, in each case maintained at an institution that is independent of and unaffiliated with Seller, into which all sums collected in respect of Assets shall be deposited and maintained (the "Buyer's Account"): (i) a trust account or accounts maintained for the benefit of Buyer with the trust department of a federally chartered depository institution or trust company acting in its fiduciary capacity or (ii) a trust account or accounts maintained for the benefit of Buyer with the trust department of a state chartered depository institution or trust company acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), or (iii) an account or accounts (a) maintained with a depository institution the debt obligations of which are rated by Standard & Poor's Ratings Group in one of its two highest rating categories at the time of any deposit therein or (b) the deposits of which are insured by the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, Buyer has a claim with respect to the funds in such account or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositor or creditors of the depository institution with which such account is maintained.

            (g) Interim Servicer shall provide to Buyer on the 15th calendar day of each month, (i) a remittance report with respect to all Purchased Assets subject to any Transaction hereunder containing all of the information necessary for Buyer to determine the Market Value of such Purchased Assets, and (ii) all other reports specified in the Interim Servicing Addendum attached hereto as
Exhibit XI.

            (h) Each of the terms and provisions contained in Exhibit 9 to the Purchase Facility (together with all related definitions and ancillary provisions) are hereby incorporated by reference as if set forth herein in their entirety; provided, that (i) references to "Purchaser" shall mean and be a reference to the Buyer as defined herein, (ii) references to "this Agreement", "herein", "hereunder", and words of similar import shall mean and be a reference to this Agreement, (iii) references to "Mortgage Loans" shall mean and be a reference to Purchased Assets as defined herein, and (iv) references to Sections in such incorporated Sections shall be references to Sections of the Purchase Facility, provided that to the extent such referenced

Sections are themselves incorporated in this Agreement by reference, references herein to such Sections shall be such Sections as they are incorporated.

26. DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

            The parties acknowledge that they have been advised that in the case of Transactions in which one of the parties is an "insured depository institution" as that term is defined in Section 1831 (a) of Title 12 of the United States Code, as amended, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

27. NETTING

            If  Buyer  and  Seller  are  "financial   institutions"  as  now  or
hereinafter defined in Section 4402 of Title 12 of the United States Code ("Section 4402") and any rules or regulations promulgated thereunder:

            (a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be "payment obligations" and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be "payment entitlements" within the meaning of Section 4402, and this Agreement shall be deemed to be a "netting contract" as defined in Section 4402.

            (b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the "Defaulting Party") shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the "Nondefaulting Party") shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

28. CONFIDENTIALITY

            This Agreement and its terms and contents are proprietary to Buyer and to Seller and shall be held by Buyer and Seller in strict confidence and shall not be disclosed to any third party without the consent of the other except for (i) disclosure to such party's attorneys or accountants, provided that such attorneys and accountants likewise agree to be bound by this covenant of confidentiality or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body.

29. COSTS, EXPENSES, TAXES AND INDEMNIFICATION

            (a)  The  Seller  agrees  to  pay  on  demand  (i)  all   reasonable
out-of-pocket   costs  and  expenses  of  the  Buyer  in  connection   with  the
preparation,  execution and delivery of this

Agreement, and the administration, modification and amendment of this Agreement (including, without limitation, (A) all due diligence costs pursuant to Section 15 hereof, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Buyer with respect thereto with respect to advising the Buyer as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Agreement, with respect to negotiations with the Seller or with other creditors of the Seller arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto with respect to the Seller) and (ii) all costs and expenses of the Buyer in connection with the enforcement of this Agreement, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Buyer with respect thereto).

            (b) Seller shall indemnify Buyer and hold it harmless against any Losses incurred by Buyer as a result of any failure by Seller to timely deliver the Assets subject to such Transaction, which Losses shall be limited to costs reasonably incurred by Buyer by reason of the liquidation or re-employment of funds acquired by Buyer to fund such Transaction. In addition, Buyer shall undertake to take all commercially reasonable steps to mitigate Seller's indemnity hereunder.

            (c) Without limiting any other rights which Buyer or Seller have hereunder or under applicable law, and in addition to any other indemnity provided hereunder, (a) Seller hereby agrees to hold Buyer harmless from and indemnify Buyer and its respective officers, directors, agents and employees (each, an "Indemnified Party") any and all claims, damages, losses, liabilities and expenses from and against any and all Losses incurred by or asserted or awarded against any Indemnified Party directly arising out of, related to, or as a result of this Agreement or any Transaction involving Assets, including any investigation, proceeding or preparation of any defense in connection therewith, whether or not such investigation, litigation or proceeding is brought by the Seller, its members, or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, and Seller will reimburse each Indemnified Party as the same is incurred upon receipt by the Seller of documentation evidencing the same, excluding, however, Losses to the extent arising from the gross negligence or willful misconduct on the part of Buyer. Without limiting the generality of the foregoing, Seller agrees to pay on demand, and shall indemnify Buyer for Losses relating to or resulting from:

                  (i) any representation or warranty made by Seller (or any Responsible Officer or authorized agent of Seller) under or in connection with this Agreement, any periodic report required to be furnished hereunder or any other information or document delivered by Seller pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made, or any other Breach hereunder;

                  (ii) the failure by Seller to comply with any applicable law, rule or regulation with respect to any Transaction;

                  (iii) violations of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act; or

                  (iv) the failure by Seller (if so requested by Buyer) to execute and properly file, or any delay in executing and properly filing, financing statements or other similar instruments or documents under the Uniform Commercial Code of any applicable jurisdiction or other applicable laws with respect to the Purchased Assets.

                  (v) the actual or alleged presence of Hazardous Materials on any Mortgaged Property or any Environmental Action relating in any way to any Mortgaged Property, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (d) In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold Buyer harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller hereby acknowledges that, the obligation of Seller hereunder is a recourse obligation of Seller.

            (e) All payments made by the Seller under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, or other assessments, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, including without limitation, excise, property, sale and franchise taxes (including in each such case, any interest, penalties or additions attributable to or imposes on or with respect to any such assessment) (all such assessments, "Non-Excluded Taxes"), but excluding net income taxes and franchise taxes imposed in lieu of net income taxes imposed on the Buyer as a result of a present or former connection between the Buyer and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such Non-Excluded Taxes are required to be withheld from any amounts payable to the Buyer hereunder, the amounts so payable to the Buyer shall be increased to the extent necessary to yield to the Buyer, based on Buyer's effective tax rate in effect from time to time, (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Seller shall not be required to increase any such amounts payable to the Buyer that is not organized under the laws of the United States of America or a state thereof if the Buyer fails to comply with the requirements of clause (f)(i) of this Section. Whenever any Non-Excluded Taxes are payable by the Seller, as promptly as possible thereafter the Seller shall send to the Buyer, as the case may be, a certified copy of an original official receipt received by the Seller showing payment thereof. If the Seller fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Buyer the required receipts or other required documentary evidence, the Seller shall indemnify the Buyer for any incremental taxes, interest or penalties that may become payable by the Buyer as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

            (g) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section shall survive the payment in full of the Repurchase Price and all other amounts payable hereunder and delivery of the Purchased Assets by the Buyer against full payment therefor.

30. SET-OFF

            In addition to any rights and remedies of Buyer provided by this Agreement and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller under this Agreement, the Existing Repo Facility, the Purchase Facility, the Engagement Letter or the Master Facilities Agreement (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any Affiliate thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

31. MISCELLANEOUS

            (a) Time is of the essence under this Agreement and all Transactions and all references to a time shall mean New York time in effect on the date of the action unless otherwise expressly stated in this Agreement.

            (b) Buyer shall be authorized to accept orders and take any other action affecting any accounts of Seller in response to instructions given in writing or orally by telephone or otherwise by any person with apparent authority to act on behalf of Seller, and Seller shall indemnify Buyer, defend, and hold Buyer harmless from and against any and all Losses arising out of or in connection with any action taken by Buyer in response to such instructions received or reasonably believed to have been received from Seller.

            (c) If there is any conflict between the terms of this Agreement or any Transaction entered into hereunder and the Custodial Agreement or any other Facility Document, this Agreement shall prevail.

            (d) This Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            (f) The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                      GREENWICH CAPITAL FINANCIAL
                                      PRODUCTS, INC.,
                                      Buyer

                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                      ADDRESS FOR NOTICES:
                                      600 Steamboat Road
                                      Greenwich, Connecticut 06830
                                      Telephone: (203) 625-7921
                                      Facsimile: (203) 618-2132

                                      With a copy to:
                                      Attention: General Counsel
                                      Telephone: (203) 625-2700
                                      Facsimile: (203) ____________


                                      CONTIFINANCIAL CORPORATION,
                                      Seller


                                      By: /s/ Alan Fishman
                                          ---------------------------------
                                          Name: Alan Fishman
                                          Title:


                                      By:  /s/ Frank Baier
                                          ---------------------------------
                                          Name: Frank Baier
                                          Title:


                                      ADDRESS FOR NOTICES:
                                      277 Park Avenue
                                      New York, New York 10172
                                      Telephone: (212) 207-2808
                                      Facsimile: (212) 207-5975

                                      With a copy to:
                                      Attention:  Alan Langus, General Counsel
                                      Telephone: (212) 207-2822
                                      Facsimile: (212) 207-2937

                                      CONTIMORTGAGE CORPORATION,
                                      Interim Servicer


                                      By: /s/ Robert J. Babjak
                                          ---------------------------------
                                          Name: Robert J. Babjak
                                          Title:


                                      By:  /s/  Margaret M. Curry
                                          ---------------------------------
                                          Name: Margaret M. Curry
                                          Title:


                                      ADDRESS FOR NOTICES:
                                      338 South Warminster Rd
                                      Hatboro, PA 19404-3430
                                      Telephone: (212) 207-2808
                                      Facsimile: (212) 207-5975

                                      With a copy to:
                                      Attention:  Mary L. Gibbons, Chief Counsel
                                      Telephone: (215) 347-3404
                                      Facsimile: (215) 347-3400

                                    SCHEDULES
                                    ---------


SCHEDULE 1      SELLER'S MATERIAL SUBSIDIARIES

SCHEDULE 2      FILING JURISDICTIONS

SCHEDULE 3      INDEBTEDNESS DOCUMENTS

SCHEDULE 4      FALLOUT ASSETS

                                    EXHIBITS
                                    --------

EXHIBIT I       Form of Purchase Request including the Eligible Asset Schedule

EXHIBIT II      Interim Servicing Notification Letter

EXHIBIT III     Form of Power of Attorney

EXHIBIT IV      Letter of Instruction to Master Servicer and Servicers

EXHIBIT V       Representations and Warranties Regarding Mortgage Loans

EXHIBIT V(A)    Representations and Warranties Regarding Empire Mortgage Loans

EXHIBIT VI      Seller/Affiliate Agreement

EXHIBIT VII     Assignment and Conveyance Agreement

EXHIBIT VIII    Opinion of Seller's Counsel

EXHIBIT IX      Underwriting Guidelines

EXHIBIT IX(A)   Modifications to Underwriting Guidelines

EXHIBIT X       Asset Tape Fields

EXHIBIT XI      Interim Servicing Addendum

                                   Schedule 1
                                   ----------

                         Seller's Material Subsidiaries
                         ------------------------------

                            ContiMortgage Corporation


                              ContiWest Corporation


                           ContiTrade Services L.L.C.


                         California Lending Group, Inc.


       [SPC that owns Excess Spread Receivable to be Pledged to Greenwich]


      [Affiliates of Conti that are counterparties to swaps with Greenwich]

                                   Schedule 2
                                   ----------

                              Filing Jurisdictions
                              --------------------


                   Secretary of State of the State of New York


                     Secretary of County of New York County


                 Secretary of State of the State of Pennsylvania


                    Secretary of County of Montgomery County

                                   Schedule 3
                                   ----------

                             Indebtedness Documents
                             ----------------------


Indenture, dated as of August 15, 1996, relating to the ContiFinancial Corporation 8 3/8% Senior Notes Due 2003, as amended, supplemented or otherwise modified from time to time

Credit Agreement, dated as of January 7, 1997, among ContiFinancial Corporation and Credit Suisse First Boston, as amended, supplemented or otherwise modified from time to time

Indenture, dated as of March 1, 1997, relating to the ContiFinancial Corporation 7-1/2% Senior Notes Due 2002, as amended, supplemented or otherwise modified from time to time

Amended and Restated Letter of Credit and Reimbursement Agreement, dated as of September 9, 1997, among ContiFinancial Corporation, Credit Suisse First Boston, New York Branch and Dresdner Bank AG, New York Branch, as amended, supplemented or otherwise modified from time to time

Indenture, dated March 4, 1998, relating to certain securities issuable by ContiFinancial Corporation, as amended, supplemented or otherwise modified from time to time

                                   Schedule 4


                                 Fallout Assets


                                                               Collateral Amount
Mortgage Loan Category                     Time Period              Percentage
----------------------                     -----------              ----------

Delinquent Loan                           30 - 59 days                   90%
                                          60 - 89 days                   80%
                                          90 - 119 days                  50%
                                            120+ days                    0%

Sublimit Exception Loan                    1st 60 days                   90%
                                          Next 30 days                   85%
                                           Thereafter                    0%

Exception Loan in excess                   1st 60 days                   80%
of Exception Limit                        Next 30 days                   75%
                                           Thereafter                    0%

Repurchased Loan                1st 60 days following repurchase         70%
                                          Next 30 days                   60%
                                           Thereafter                    0%

Category 4 Loan                            1st 60 days                   70%
                                          Next 30 days                   60%
                                           Thereafter                    0%

As used herein, the following terms shall have the following meanings:

"Category 4 Loan" means a Mortgage Loan that would qualify as an Exception Loan except that it has an implied purchase price of less than 80% of the unpaid principal balance thereof.

"Delinquent Loan" means a Mortgage Loan which is more than 29 days Delinquent.

"Sublimit Exception Loan" means a Mortgage Loan the Collateral Amount Percentage of which would be zero as a result of one or more of the sublimits set forth in the definition of the term "Collateral Amount Percentage", except that a Mortgage Loan the Collateral Amount Percentage of which would be zero as a result of paragraph (9) of the definition of the term "Collateral Amount Percentage" shall not qualify as a Sublimit Exception Loan.

"Exception Limit" shall have the meaning for such term that is set forth in the Purchase Facility.

"Exception Loan" shall have the meaning for such term that is set forth in the Purchase Facility.

"Repurchased Loan" means a Mortgage Loan (a) which has been repurchased by the Seller (i) from the Buyer under the terms of the Purchase Facility or (ii) from a securitization trust in accordance with Seller's obligation to repurchase certain securitized mortgage loans, and (b) which has a Market Value greater than 50% of the Par Amount of such Mortgage Loan.

                                                                       EXHIBIT I

                            Form of Purchase Request
                                                                        [Date]

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830

Ladies and Gentlemen:

            Pursuant  to  Section  3(a)  of  the  Master  Repurchase   Agreement
Governing Purchases and Sale of Assets dated as of August 9, 1999 (the "Agreement") between you ("Buyer") and us ("Seller"), Seller hereby irrevocably requests that Buyer enter into a repurchase transaction involving the following Eligible Assets, to be governed by the Agreement:

Buyer:                                Greenwich Capital Financial Products, Inc.

Seller:                               ContiFinancial Corporation

Type of [Eligible] [Fallout] Assets:

Specific Assets to be Sold:           Attached on Asset Schedule

Requested Purchase Date:

Par Amount (UPB):


                                     Requested by
                                     CONTIFINANCIAL CORPORATION


                                     By:
                                         --------------------------------
                                         Name:
                                         Title:


                                     By:
                                         --------------------------------
                                         Name:
                                         Title:


                                     Exh I.1

                                     GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                     By:
                                         --------------------------------
                                         Name:
                                         Title:


                                     Exh I.2

                                                                       EXHIBIT I

                                 Asset Schedule
                                 --------------

[Note: If any Asset to be sold to the Buyer constitutes a Fallout Asset, the Seller shall list on this Schedule the reasons why such Asset does not qualify as an Eligible Asset]

(1)   the Seller's Mortgage Loan identifying number;
(2)   the Mortgagor's first andlast name;
(3) the street address of the Mortgaged Property including the state and zip code;
(4)   a code indicating whether the Mortgaged Property is owner-occupied;
(5)   the type of residential dwelling constituting the Mortgaged Property;
(6)   the original months to maturity;
(7) the original date of the Mortgage Loan and the remaining months to maturity from the Purchase Date, based on the original amortization schedule;
(8)   the Loan-to-Value Ratio at origination;
(9)   the Mortgage  Interest Rate in effect  immediately  following the Purchase
      Date;
(10)  the date on which the first Monthly Payment was due on the Mortgage Loan;
(11)  the stated maturity date;
(12)  the amount of the Monthly Payment at origination;
(13) with respect to each adjustable rate Mortgage Loan, the amount of the Monthly Payment as of the Purchase Date;
(14) the last due date on which a Monthly Payment was actually applied to the unpaid stated principal balance;
(15)  the original principal amount of the Mortgage Loan;
(16) the stated principal balance of the Mortgage Loan as of the close of business on the Purchase Date;
(17) with respect to each adjustable rate Mortgage Loan, the first adjustment date;
(18)  with respect to each adjustable rate Mortgage Loan, the gross margin;
(19) a code indicating the purpose of the loan (i.e., purchase financing, refinancing);
(20) with respect to each adjustable rate Mortgage Loan, the maximum mortgage interest rate under the terms of the Mortgage Note;
(21) with respect to each adjustable rate Mortgage Loan, the minimum mortgage interest rate under the terms of the Mortgage Note;
(22)  the mortgage interest rate at origination;
(23)  with respect to each adjustable rate Mortgage Loan, the periodic rate cap;
(24) with respect to each adjustable rate Mortgage Loan, the first adjustment date immediately following the Purchase Date;
(25)  with respect to each adjustable rate Mortgage Loan, the index;
(26) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the due date currently in effect, such due date;
(27) a code indicating whether the Mortgage Loan is an adjustable rate Mortgage Loan or a fixed rate Mortgage Loan;
(28) a code indicating the documentation style (i.e., full, alternative or reduced);


                                    Exh I.3

(29) a code indicating if the Mortgage Loan is subject to the provisions of HOEPA;
(30)  the Appraised Value of the Mortgaged Property;
(31)  the sale price of the Mortgaged Property, if applicable;
(32)  a code indicating whether the Mortgage is a First Lien or Second Lien;
(33)  the Mortgagor's FICO score (to the extent a FICO score is available);
(34)  a code indicating whether the Mortgage Loan is a retention mortgage loan;
(35) a code indicating if interest on such Mortgage Loan is calculated on a 30/360 basis;

(36)  the Mortgagor's social security number;
(37)  a code identifying origination source;
(38)  a code indicating if the Mortgage Loan is a balloon Mortgage Loan;
(39)  a code indicating the Mortgage Note class (borrower grade);
(40) with respect to each adjustable rate Mortgage Loan, the adjustment frequency;
(41) the ratio of original principal balance of the Mortgage Loan to the Mortgagor's income;
(42)  a code indicating the prepayment penalty, if any; and
(43) with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the First Lien on the date of origination of such Second Lien Mortgage Loan.

With respect to the Asset Schedules in the aggregate, the Asset Schedule shall set forth the following information, as of the related Purchase Date: (1) the number of Mortgage Loans; (2) the stated principal balance (or Par Amount) of the Mortgage Loans; (3) the weighted average mortgage interest rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.


                                    Exh I.4

                                                                      EXHIBIT II

                      INTERIM SERVICING NOTIFICATION LETTER

                         INTERIM SERVICING NOTIFICATION

                           CONTIFINANCIAL CORPORATION
                                 277 Park Avenue
                            New York, New York 10172

                                                                  August 9, 1999

To the Parties Receiving this Notification

Ladies and Gentlemen:

                  Reference is made to (i) the Master Repurchase Agreement Governing Purchases and Sales of Assets ("Master Repurchase Agreement") dated as of August 9, 1999, between Greenwich Capital Financial Products, Inc. ("Buyer") and ContiFinancial Corporation ("Seller"). This letter of notification ("Notification") confirms the Seller's acknowledgment of Buyer's rights and interest as to the matters set forth below. Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Master Repurchase Agreement.

1. The Seller hereby acknowledges and agrees that the Buyer is the owner of the Mortgage Loans set forth on Exhibit A attached hereto (the "Mortgage Loans") and that in the event that such interest is recharacterized as a loan, the Buyer has a perfected first lien priority interest in the Mortgage Loans.

2. Upon receipt by you of this Notification, signed by Seller (which may be in the form of a photocopy) certified by Buyer that the Interim Servicing Period has terminated or an Event of Default has occurred, (a) you shall make all remittances with respect to the Mortgage Loans in accordance with the instructions of the Buyer and (b) in no event shall you remit any funds in connection with the Mortgage Loans to the Seller.

3. You shall continue to service the Mortgage Loans serviced by you for the benefit of the Buyer and its successors and assigns (as owner) in accordance with the terms of the related servicing agreement.

4. This Notification may not be withdrawn, revoked, nullified or modified without the written consent of the Buyer.


                                    Exh II.1

5. This Notification may be assigned in whole or in part by Buyer; and shall inure to the benefit of the Buyer and their respective successors and assigns.


                                          Very truly yours,

                                          CONTIFINANCIAL CORPORATION


                                          By:
                                              -------------------------------
                                          Name:
                                              -------------------------------
                                          Title:
                                              -------------------------------

            THE UNDERSIGNED HEREBY CERTIFIES THAT (i) THE INTERIM SERVICING PERIOD HAS TERMINATED OR (ii) AN EVENT OF DEFAULT HAS OCCURRED AND HEREBY INSTRUCTS YOU TO FOLLOW THE INSTRUCTIONS SET FORTH HEREIN IN ADDITION TO ANY OTHER INSTRUCTIONS OF THE UNDERSIGNED HEREAFTER:


GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

By:
    -------------------------------
Name:
    -------------------------------
Title:
    -------------------------------

                  Please acknowledge receipt and acceptance of the terms of this Notification by signing below and returning a copy to Greenwich Capital Financial Products, Inc.

By:
    -------------------------------
Name:
    -------------------------------
Title:
    -------------------------------



                                    Exh II.2

                                                                     EXHIBIT III

                                    Exh III.2

                            Form of Power of Attorney

Notice: The powers granted by this document are broad and sweeping. They are defined in New York General Obligations Law, Article 5, Title 15, sections 5-1502A through 51503, which expressly permits the use of any other different form of power of attorney desired by the parties concerned.

Know All Men by These Presents, which are intended to constitute a GENERAL POWER OF ATTORNEY pursuant to Article 5, Title 15 of the New York General Obligations
Law: That ContiFinancial Corporation ("Seller"), does hereby appoint Greenwich Capital Financial Products, Inc. ("Buyer"), its attorney-in-fact to act in Seller's name, place and stead in any way which Seller could do with respect to
(i) completing endorsements and recording instruments relating to the Assets purchased by Buyer pursuant to a Master Repurchase Agreement Governing Purchases and Sales of Assets dated as of August 9, 1999 between Seller and Buyer (the "Repurchase Agreement") and to take such other steps as may be necessary or desirable to enforce Buyer's rights under the Repurchase Agreement, and against such Assets, the related Asset Files and the Servicing Records, to the extent that Seller is permitted by law to act through an agent.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S LEGAL REPRESENTATIVES AND ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.


                                   Exh III.1

            IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed and Seller's seal to be affixed this _____ day of __________, 1999.


                                     CONTIFINANCIAL CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                   Exh III.2

                                                                      EXHIBIT IV

           Letter of Instructions to Master Servicer and Subservicers

[Servicer]

Ladies/Gentlemen:

            On August 9, 1999,  ContiFinancial  Corporation  ("Seller")  sold to
Greenwich Capital Financial Products, Inc. ("Buyer") all of Seller's right, title and interest in and to the assets identified on Appendix A attached to this letter and made a part hereof (the "Assets"). Accordingly, Seller hereby unconditionally and irrevocably instructs you to pay to Buyer, pursuant to the terms of our existing servicing arrangements, any and all monies received by you on or after __________, 199__ which would have been payable from time to time by you to Seller on account of or otherwise in connection with the Assets, including, without limitation, any and all principal, interest, partial prepayments, prepayments in full, penalties, advance payments, or expenses; provided, however, that any such monies representing scheduled payments of principal of or interest on such Assets due prior to __________, 199__ shall be paid to Seller.

            All such monies should be paid by you to the order of Buyer in the manner and on the date such monies would have been payable to Seller, as follows:

            ABA #__________ for the account of Greenwich Capital Financial Products, Inc.
            Acct. #__________
            Attn.: __________

            Seller further instructs you that all rights and powers of Seller under the existing servicing arrangements with respect to the Assets have been transferred to Buyer and that Buyer has the sole right as the owner of the Assets to direct your actions under such servicing arrangements with respect to the Assets and to exercise such rights and powers.

                                     Very truly yours,

                                     CONTIFINANCIAL CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    Exh IV.1

                                                                       EXHIBIT V

                         Representations and Warranties
                            Regarding Mortgage Loans


Reference is hereby made to the Purchase Facility for a statement of the terms thereof. All terms used in this Exhibit V which are defined in the Purchase Facility and which are not otherwise defined in this Agreement shall have the same meanings herein as set forth therein.


Seller shall be deemed to make the following representations and warranties (and such additional representations and warranties set forth in the Confirmation with respect thereto) to the Buyer with respect to each Purchased Asset which is a residential Mortgage Loan sold in a Transaction hereunder, as of the related Purchase Date and as of each day such Transaction is in effect and except as shall be specifically disclosed in the schedule attached to the Purchase Request. With respect to any representations and warranties made to the best of Seller's knowledge, to Seller's knowledge or in reliance on or based on information, in the event that it is discovered that the circumstances with respect to the related Mortgage Loan are not accurately reflected in such representation and warranty notwithstanding the actual knowledge or lack of knowledge of Seller, then, notwithstanding that such representation and warranty is made to the best of Seller's knowledge, to Seller's knowledge or in reliance on or based on information, the Market Value of such Mortgage Loans may, in the Buyer's sole good faith discretion, be reduced to zero. It is understood and agreed that the representations and warranties set forth in the Asset Representations and the Confirmation, if any, shall survive delivery of the Assets to Buyer or its designee (including the Custodian).

1. Mortgage Loans as Described. The information set forth in the Asset Schedule with respect to the Mortgage Loan is complete, true, complete and correct in all material respects.

2. Payments Current. On the applicable Purchase Date, and all other times, all payments required to be made for the Mortgage Loan under the terms of the Mortgage Note have been made and credited, provided that such Mortgage Loan may be Delinquent for no more than 29 days.

3. No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which is delinquent and which has been assessed but is not yet due and payable. Neither the Seller nor the Qualified Originator from which the Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one (1) month the due date of the first installment of principal and interest thereunder.

4. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Buyer, and which has been delivered to the Buyer or its designee and the terms of which are reflected in the Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Buyer or its designee and the terms of which are reflected in the Asset Schedule.

5. No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or Federal bankruptcy or insolvency proceeding.

6. Hazard Insurance. A hazard insurance policy covering the Mortgaged Property in an amount not less than the amount of the Mortgage Loan, plus any senior liens, is in full force.

7. Compliance with Applicable Laws. Any and all requirements of any Federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with by the Qualified Originator and the Seller and the consummation by the Seller of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

8. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated (other than, if a Second Lien Mortgage Loan, as expressly set forth herein) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination (other than, if a Second Lien Mortgage Loan, in connection with the first lien referenced herein) or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

9. Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home or a manufactured dwelling. Except with respect to the Mortgaged Property securing a Mixed-Use Mortgage Loan, which may have a partial commercial use, no portion of the Mortgaged Property is used for commercial purposes.

10.   Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected
      (A) first lien or second lien on the Mortgaged ---------- Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;
      (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a first lien on the Mortgaged Property.

11. Security Agreement. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated to be a First Lien Mortgage Loan (as indicated on the Asset Tape), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by Seller to be a Second Lien Mortgage Loan (as reflected on the Asset Tape), in either case, on the property described therein and Seller has full right to sell, pledge and assign the same to Buyer. To the best of Seller's knowledge, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

12. Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement and to convey the estate therein purported to be conveyed, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

13. First Lien Consent. With respect to each Mortgage Loan which is a Second Lien Mortgage Loan, (i) if the related first lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Asset File.

14. Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

15. Ownership. The Seller is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged or otherwise conveyed or encumbered except to Buyer, and the Seller has good, indefeasible and marketable title thereto, and has full right to sell, transfer, pledge and assign the Mortgage Loan to the Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Agreement and following the pledge of each Mortgage Loan, the Buyer will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of Agreement.

16.   Doing  Business.  All parties  which have had any interest in the Mortgage
      Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a Federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

17. Title Insurance. The Seller holds a title insurance policy or a marked-up title commitment, title insurance binder or title certificate which is in full force and effect; which has an insurance limit at least as great as the outstanding principal balance of the Mortgage Loan; which names the Seller, its successors and assigns, as the insured party and which is issued by an Qualified Insurer that is qualified to do business in the jurisdiction where the Mortgaged Property is located. Said policy shall:

      o Insure the lien of the Mortgage consistent with the agreed-upon lien priority;

      o     Insure the absence of any prior lien of taxes or other assessments;

      o Disclose whether all taxes and other lienable assessments due as of the date of the policy have been paid-in-full; and

      o Disclose all other matters to which the Mortgaged Property is subject.

18. No Defaults; Right to Cure; No Failure to Cure. If a First Lien Mortgage Loan, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration other than those payment delinquencies permitted by paragraph 2 hereof, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by Seller to be a Second Lien Mortgage Loan (as reflected on the Asset Schedule) (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder other than those payment delinquencies permitted by paragraph 2 hereof, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default under the First Lien Mortgage Loan, by payment in full or otherwise under the prior mortgage, and Seller has not received notice of any such default which has not been cured.

19. No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

20. Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

21. Origination; Payment Terms. The Mortgage Loan was originated or purchased by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a Federal or state authority. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Note Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Interest Rate Cap. The Mortgage Note is payable each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Note Interest Rate on each Interest Rate Adjustment
      Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.

22. Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

23. Conformance with Underwriting Guidelines. The Mortgage Loan was generally underwritten in accordance with the applicable Qualified Originator's Underwriting Guidelines applicable to Mortgage Loans.

24. Occupancy of the Mortgaged Property. As of the Purchase Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

25. No Additional Collateral. Except as otherwise disclosed to the Buyer, the Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.

26. Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer or its designee or the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

27. Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Buyer or its designee. The Custodian is in possession of a complete, true and accurate Asset File with respect to each Eligible Asset which is to be purchased.

28. Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

29. Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

30. No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

31. Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by such Seller to be a First Lien Mortgage Loan (as reflected on the Asset Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by Seller to be a Second Lien Mortgage Loan (as reflected on the Asset Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

32. Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings.

33. Collection Practices; Escrow Deposits; Interest Rate Adjustments. To the best of the Seller's knowledge, the origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Seller with respect to the Mortgage Loan have been in all respects materially in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments (other than with respect to each Mortgage Loan which is indicated by such Seller to be a Second Lien Mortgage Loan and for which the mortgagee under the prior mortgage lien is collecting escrow payments (as reflected on the Asset Schedule), all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Note Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited. The Mortgage Loan is denominated in U.S. Dollars.

34. Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

35. Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

36. Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

37. Appraisal. All required documentation has been received by the Servicer. Each of the documents and instruments included in the Asset File and in the Servicing File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate and purchase Mortgage Loans. The Servicing File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, as in effect on the date the Mortgage Loan was originated. In the event that the Mortgage Loan had a principal balance at origination equal to or greater than (a) $300,000 with respect to each Mortgage Loan as to which the related Mortgaged Property is located in California, and (b) $250,000 in all other cases, the Servicing File contains a drive-by appraisal performed not more than 30 days prior to the applicable Purchase Date which confirms the Appraised Value of the Mortgaged Property.

38. Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Seller maintains such statement in the Servicing File.

39. Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

40. No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

41. Capitalization of Interest. The Mortgage Note does not by its terms provide for negative amortization or forbearance of interest.

42. No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

43. Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the Seller or any Affiliate or correspondent of Seller.

44. Origination Date. The Origination Date is no earlier than (A) sixty (60) days prior to the date the Mortgage Loan is first subject to a Transaction provided such Mortgage Loan was originated by the Seller or a Qualified Originator affiliated with the Seller or (B) seventy-five (75) days prior to the date the Mortgage Loan is first subject to a Transaction provided such Mortgage Loan was originated by a Qualified Originator not affiliated with the Seller.

45. Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Seller from, a Qualified Originator.

46. Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

47. LTV; CLTV. No adjustable rate First Lien Mortgage Loan or Second Lien Mortgage Loan has an LTV or a CLTV, as applicable, greater than 90%, and no fixed rate First

      Lien Mortgage Loan or Second Lien Mortgage Loan has an LTV or a CLTV, as applicable, greater than 100%.

48. Signatures and Statements. All signatures, names, addresses, amounts and other statements entered in the documentation referred to above, are, to the best knowledge of Seller, true and correct.

49. Securitizable Asset. The Eligible Asset shall be of a type and quality which the Buyer determines, in its reasonable discretion, is eligible for sale in the secondary market or for securitization without unreasonable credit enhancement.

50. No Foreclosure. There has been no default by a Mortgagor on a Mortgage Loan resulting in the foreclosure on, or trustee's sale of, the Mortgaged Property.

51. True Sale. Any Mortgage Loan funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Seller has been conveyed to the Seller pursuant to a legal sale, and if so requested by the Buyer, is covered by an opinion of counsel to that effect in form and substance acceptable to the Buyer.

Purchase Facility:

      (i) The information with respect to each Mortgage Loan and the information set forth in the related Mortgage Loans Schedule is true and correct as of the Cut-off Date;

      (ii) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5, except for such documents as have been delivered to the Custodian and except for the Servicing File, which has been delivered to the Interim Servicer;

      (iii) Each Mortgage Loan is an Eligible Mortgage Loan or an Exception Loan within the applicable Exception Limit;

      (iv) Each Mortgaged Property is improved by a Residential Dwelling. If the Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

      (v) No Second Lien Mortgage Loan had a CLTV at origination equal to or greater than 95%. No Mortgage Loan had a combined LTV (including the amount of all liens senior to or subordinate to the lien of the related Mortgage) greater than 100%;

      (vi) Each Mortgage Note with respect to the Mortgage Loans will provide for a schedule of substantially level and equal Monthly Payments which are sufficient to amortize fully the principal balance of such Mortgage Note on or before its maturity date. Unless stated on the Mortgage Loan Schedule, no Mortgage Loan has a balloon payment feature;

      (vii) As of the Closing Date, each Mortgage is a valid and subsisting first lien on the Mortgaged Property with respect to each Mortgage Loan which is indicated to be a First Lien (as reflected on the related Mortgage Loan Schedule) or second lien on the Mortgaged Property with respect to each Mortgage Loan which is indicated to be a Second Lien Mortgage Loan (as reflected on the related Mortgage Loan Schedule) and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

      (viii) Immediately prior to the transfer and assignment of the Mortgage Loans, the Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan (including the related Mortgage Note) conveyed by such Seller subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in clause (vii) or other liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Purchaser will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except as set forth in paragraph (vii) or other liens which will be released simultaneously with such transfer and assignment;

      (ix) No payment required to be made on the Mortgage Loan is more than 29 days delinquent from its contractual Due Date as of the close of business on the related Closing Date; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage; such Mortgage Loan was originated no later than 60 days prior to the related Closing Date; and there has been no delinquency, exclusive of any period of grace, in any payment by the Mortgagor thereunder since origination;

      (x) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair;

      (xi) There is no valid and enforceable offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note;

      (xii) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of the related

Mortgage except those which are insured against by any title insurance policy referred to in paragraph (xiv) below;

      (xiii) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, usury, equal credit opportunity, disclosure and recording laws;

      (xiv) With respect to each Mortgage Loan either (a) an attorney's opinion of title has been obtained but no title policy has been obtained, or (b) a lender's title insurance policy, issued in standard American Land Title Association form by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the original balance of such Mortgage Loan, insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record on the real property described in the related Mortgage, subject only to exceptions of the character referred to in paragraph (vii) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such policy is valid and thereafter such policy shall continue in full force and effect;

      (xv) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Lien Mortgage Loan, with the outstanding principal balance of the Senior Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the full insurable value of the Mortgaged Property;

      (xvi) If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Mortgage Loan (together, in the case of a Second Lien Mortgage Loan, with the outstanding principal balance of the Senior
Lien), (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973;

      (xvii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed;

      (xviii) The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Purchaser in any insurance policies applicable to any Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Purchaser;

      (xix) As of the Closing Date, no more than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans will be secured by Mortgaged Properties located within any single zip code area;

      (xx) Each original Mortgage was recorded or is in the process of being recorded, and all subsequent assignments of the original Mortgage have been delivered for recordation or have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Seller delivering the related Mortgage Loan;

      (xxi) The terms of each Mortgage Note and each Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary, to maintain the lien priority of the Mortgage, and which have been delivered to the Custodian; the substance of any such waiver, alteration or modification is reflected on the related Mortgage
Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, which assumption agreement has been delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

      (xxii) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any onsite or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid;

      (xxiii) The related  Mortgage  Note is not and has not been secured by any
collateral,   pledged   account  or  other  security  except  the  lien  of  the
corresponding Mortgage;

      (xxiv) No Mortgage Loan was originated under a buydown plan;

      (xxv) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature;

      (xxvi) Each Mortgaged Property is located in the state identified in the respective Schedule of Mortgage Loans and consists of one or more parcels of real property with a residential dwelling erected thereon;

      (xxvii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

      (xxviii) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the respective Schedule of Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Mortgage Note permits or obligates the Seller to make future advances to the related Mortgagor at the option of the Mortgagor;

      (xxix) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each Mortgaged Property is undamaged by waste, fire, water, flood, earthquake or earth movement;

      (xxx) All of the improvements which were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, unless any such improvements and are stated in the title insurance policy and affirmatively insured;

      (xxxi) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law;

      (xxxii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor;

      (xxxiii) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (B) otherwise by judicial foreclosure. There is no homestead or other exemption available to the related Mortgagor which would materially interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the related Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers and Sailors Civil Relief Act of 1940;

      (xxxiv) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated to be a Second Lien Mortgage Loan (as reflected on the related Mortgage Loan Schedule)
(i) the Mortgage Note is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such Mortgage Note mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the Mortgage Note mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the Mortgage Note mortgage;

      (xxxv) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Purchaser;

      (xxxvi) Each Mortgage Loan was originated based upon a full appraisal, which included an interior inspection of the subject property and was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraisal of the Mortgage Loan was made in accordance with the relevant provisions of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989;

      (xxxvii) The Mortgage Loans were not selected for inclusion in the related Mortgage Loan Package by the Seller on any basis intended to adversely affect the Purchaser;

      (xxxviii) The Seller has any actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation on any Mortgaged Property;

      (xxxix) Seller was properly licensed or otherwise authorized, to the extent required by applicable law, to originate or purchase each Mortgage Loan; and the consummation of the transactions herein contemplated, including, without limitation, the receipt of the ownership of the Mortgage Loans by the Purchaser will not involve the violation of such laws;

      (xl) With respect to each Mortgaged Property subject to a ground lease (i) the current ground lessor has been identified and all ground rents which have previously become due and owing have been paid; (ii) the ground lease term extends, or is automatically renewable, for at least five years beyond the maturity date of the related Mortgage Loan; (iii) the ground lease has been duly executed and recorded; (iv) the amount of the ground rent and any increases therein are clearly identified in the lease and are for predetermined amounts at predetermined times; (v) the ground rent payment is included in the borrower's monthly payment as an expense item; (vi) the Purchaser has the right to cure defaults on the ground lease; and (vii) the terms and conditions of the leasehold do not prevent the free and absolute marketability of the Mortgaged Property;

      (xli) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

      (xlii) As of the Closing Date, neither Seller has received a notice of default of any Mortgage Loan secured by any Mortgaged Property which has not been cured by a party other than such Seller;

      (xliii) All of the Adjustable Rate Mortgage Loans are in a first lien position;

      (xliv) The Seller shall, at its own expense, cause each Mortgage Loan to be covered by a Tax Service Contract which is assignable to the Purchaser or its designee; provided however, that if the Seller fails to purchase such Tax Service Contract, the Seller shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such Tax Service Contract;

      (xlv) Each Mortgage Loan was originated by an affiliate of Seller and was conveyed to Seller pursuant to a legal sale, and if so requested by the Purchaser, is covered by an opinion of counsel to that effect in form and substance acceptable to the Purchaser;

      (xlvi) In the event that the Mortgage Loan had a principal balance at origination equal to or greater than (a) $300,000 with respect to each Mortgage Loan as to which the related Mortgaged Property is located in California, and
(b) $250,000 in all other cases, the Mortgage File contains a drive-by appraisal performed not more than 30 days prior to the Closing Date which confirms that the LTV of the Mortgage Loan satisfies the Underwriting Guidelines for the applicable loan program;

      (xlvii) Except to the extent that the Mortgage Loan is an AmGen Mortgage Loan, the Mortgage Loan has not been previously financed or purchased by any third party. Following the purchase of such Mortgage Loan, the aggregate unpaid principal balance of the AmGen Mortgage Loans shall not exceed 10% of the aggregate unpaid principal balance of all of the Portfolio Mortgage Loans purchased hereunder;

      (xlviii) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property; (b) facilitating the trade-in or exchange of a Mortgaged

Property; (c) facilitating the sale of an REO property or (d) the refinancing of a delinquent mortgage loan originated or acquired by Seller which was more than 60 days delinquent;

      (xlix) No Fixed Rate Mortgage Loan has an LTV greater than 100% and no Adjustable Rate Mortgage Loan has an LTV greater than 90%;

      (l) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

      (li) The Mortgage Loan was originated (within the meaning of the Secondary Mortgage Market Enhancement Act of 1984) by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD;

      (lii) The origination and collection practices used by the Seller and any other originator with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the Seller and any predecessor servicer in accordance with the terms of the Mortgage Note. [With respect to escrow deposits and Escrow Payments, if any, (other than with respect to each Mortgage Loan which is indicated to be a Second Lien Mortgage Loan and for which the mortgagee under the Mortgage Note is collecting Escrow Payments), all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.] No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Seller for any work on a Mortgaged Property which has not been completed;

      (liii)  The  Mortgage  Loan  was   underwritten  in  accordance  with  the
Underwriting Guidelines in effect at the time the Mortgage Loan was originated;

      (liv) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

      (lv) The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

      (lvi) No Mortgage Loan which is a Cash-out Refinancing was originated in the State of Texas;

      (lvii) With respect to each Mortgage Loan which is a Second Lien, (i) if the related Mortgage Note provides for negative amortization, the LTV was calculated at the maximum principal balance of such Mortgage Note that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the Mortgage Note or such consent has been obtained and is contained in the Mortgage File; and

      (lviii) With respect to each Mortgage Loan which is subject to the provisions of HOEPA, the Mortgage Loan is identified as such on the Mortgage Loan Schedule, and the related Mortgage File contains a notice from the originator and a copy of a notice to each entity which was a purchaser or assignee of the Mortgage Loan satisfying the provisions of HOEPA and the regulations issued thereunder to the effect that the Mortgage Loan is subject to special truth-in-lending rules.

                                                                    EXHIBIT V(A)
                         Representations and Warranties
                         Regarding Empire Mortgage Loans

(a) The Borrower represents and warrants to the Lender that:

            (1) It has been duly organized and is validly existing as a corporation under the laws of its state of incorporation.

            (2) It is duly qualified in each state in which it transacts business and is not in default of such state's applicable laws, rules and regulations.

            (3) It has the requisite power and authority and legal right to own and grant a lien on all of its right, title and interest in and to the Collateral and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, the Secured Note and the Custodial Agreement.

            (4) It is solvent and is not in default under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money, and the execution and delivery by it of this Agreement and the Custodial Agreement and the execution by it of the Secured Note will not result in any violation of any such mortgage, instrument or agreement.

            (5) All of its audited and unaudited financial statements, budgets and certificates or any certificates of its officers furnished to the Lender are true and complete and do not omit to disclose any material liabilities, contingent or otherwise, or other facts relevant to its condition. All such audited and unaudited financial statements have been prepared in accordance with GAAP.

            (6) This  Agreement,  the Secured Note and the  Custodial  Agreement
have each been duly authorized and executed by it and each is valid, binding and enforceable against it in accordance with its terms, and the execution, delivery and performance by it of this Agreement and the Custodial Agreement and the execution by it of the Secured Note do not conflict with, or will not result in a breach of, any term or provision of its certificate of incorporation or by-laws or any material agreement or instrument to which it is bound (including, without limitation, its license from HUD as an authorized originator and servicer of Title I Loans) or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it.

            (7) No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by it of this Agreement, the Custodial Agreement and the Secured Note.


                                    Exh V(A)-1

            (8) There is no action, proceeding or investigation pending or, to the best knowledge of it, threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Custodial Agreement or the Secured Note, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Custodial
Agreement or the Secured Note, or (C) which might materially and adversely affect the validity of the Home Improvement Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, the Custodial Agreement or the Secured Note.

            (9) Since the date of this Agreement, there has been no change in the business, operations, financial condition, properties or prospects of it which would have a material adverse affect on its ability to perform its obligations under this Agreement, the Custodial Agreement or the Secured Note.

(b) With respect to each Title I Loan delivered by the Borrower to the Custodian, the Borrower represents and warrants to the Lender that:

            (1) Such Title I Loan and all accompanying documents are complete and authentic and all signatures thereon are genuine.

            (2) Such Title I Loan arose from a bona fide dealer or direct loan, as defined in the Title I Regulations, complying with all applicable state and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim

            (3) All amounts represented to be payable on such Title I Loan are, in fact, payable in accordance with the provisions of such Title I Loan.

            (4) No default has occurred in any provisions of such Title I Loan.

            (5) The terms of the Note and the Mortgage, if a Mortgage is required by the Title I Regulations, relating to such Title I Loan have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the documents delivered to the Custodian pursuant to
Section 2 of the Custodial Agreement, and no provision of such Note or Mortgage has been "whited out" or erased unless such modification has been initialed by each of the parties to such Title I Loan. No instrument of waiver, alteration or modification has been executed, and the Obligor has not been released from the related Mortgage, if any, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the mortgage file and the terms of which are reflected in the documents delivered to the Custodian pursuant to Section 2 of the Custodial Agreement, and the Borrower shall allow no assumption of any Mortgage.

            (6)  Any  property  subject  to  any  security   interest  given  in
connection with such Title I Loan is not subject to any encumbrance other than a stated mortgage or mortgages.


                                    Exh V(A)-2

            (7) It has good and indefeasible title to, and was the sole owner of, such Title I Loan subject to no liens, charges, mortgages, participations, encumbrances or rights of others other than liens released simultaneously with such pledge.

            (8) Such Title I Loan conforms to the description thereof as set forth on the related Title I Loan Schedule.

            (9) All payments required to be made up to the date 30 days prior to the date such Title I Loan is pledged hereunder (the "Pledge Date") on such Title I Loan under the terms of the Note have been made. The Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required by such Title I Loan.

            (10) The Note and the Mortgage, if any, relating to such Title I Loan are not subject to any litigation, including, without limitation, any bankruptcy or insolvency proceeding, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note and the Mortgage, if any, or the exercise of any right thereunder, render either the Note or the Mortgage, if any, unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (11) Any and all requirements of any federal, state or local law applicable to such Title I Loan have been complied with including, without limitation, all consumer laws.

            (12) The Mortgage, if any, relating to such Title I Loan has not been satisfied, cancelled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

            (13) The Mortgage, if any, relating to such Title I Loan is a valid, subsisting and enforceable lien on the Mortgaged Property, including the land and all buildings on the Mortgaged Property.

            (14) The Note and the related Mortgage, if any, relating to such Title I Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity.

            (15) All parties to the Note and the Mortgage, if any, relating to such Title I Loan had legal capacity at the time to enter into the Title I Loan and to execute and deliver the Note and the Mortgage, if a mortgage is required by the Title I Regulations, and the Note and the Mortgage, if any, have been duly and properly executed by such parties.


                                    Exh V(A)-3

            (16) As of the Pledge Date, the proceeds of such Title I Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements set forth in the Title I Loan documents have been complied with.

            (17) If a mortgage is required by the Title I Regulations with respect to such Title I Loan, it has possession of a title document with respect to such Title I Loan reflecting that title to the Mortgaged Property is vested at least 50% in the Obligor under such Title I Loan.

            (18) To the best of its knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage, if any, or the Note relating to such Title I Loan and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and it has not waived any default, breach, violation or event of acceleration.

            (19) If a mortgage is required by the Title I Regulations with respect to such Title I Loan, to the best of its knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property.

            (20) The related Mortgage, if any, contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure.

            (21) Such Title I Loan is a FHA Title I property improvement loan (as defined in 24 C.F.R. Parts 201 and 202) underwritten by the Borrower in accordance with FHA requirements for the Title I loan program as set forth in 24 C.F.R. Parts 201 and 202, and the Borrower has submitted such Title I Loan to FHA for inclusion in the Title I program.

            (22) Such Title I Loan is a fixed rate mortgage loan; the stated fixed rate of interest on such Title I Loan is at least equal the Interest Rate plus 300 basis points; the Note shall mature within not less than 24 months nor more than 20 years and 32 days; the Note is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related annual interest rate; and the Note does not provide for any extension of the original term.

            (23) If a mortgage is required by the Title I Regulations with respect to such Title I Loan, the related Note is not, and has not been, secured by any collateral except the lien of the corresponding Mortgage.

            (24) If a mortgage is required by the Title I Regulations with respect to such Title I Loan and if the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no extraordinary fees or expenses are, or will become, payable by the Lender to the trustee


                                    Exh V(A)-4
under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the Obligor.

            (25) The Borrower has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the documents delivered to the Custodian pursuant to Section 2 of the Custodial Agreement, or, if a mortgage is required by the Title I Regulations with respect to such Title I Loan, in the mortgage file with respect to the Mortgage, the Mortgaged Property or the Obligor which in its opinion could reasonably be expected to materially and adversely affect the value of the Mortgaged Property, or the marketability of such Title I Loan or cause such Title I Loan to become delinquent or otherwise in default.

            (26) Such Title I Loan is serviced by the Borrower or by a subservicer pursuant to the terms and conditions of a subservicing agreement to which the Lender has consented in writing.

            (27) All disclosures required by the Real Estate Settlement Procedures Act, by Regulation X promulgated thereunder and by Regulation Z of the Board of Governors of the Federal Reserve System promulgated pursuant to the statute commonly known as the Truth-in-Lending Act and the Notice of the Right of Rescission required by said statute and regulation have been properly made and given with respect to such Title I Loan.

            (28) Such Title I Loan is in respect of a home improvement loan (including improvements to existing manufactured or mobile homes that qualify as real property) and is not a loan in respect of the purchase of manufactured homes or mobile homes or the land on which such manufactured homes or mobile homes will be placed.

            (29) Such Title I Loan is not more than 29 days contractually delinquent.

            (30) The proceeds of such Title I Loan have been or, with respect to Direct Loans, will be used for improvements on the Obligor's Mortgaged Property in compliance with the Title I Regulations.

(c) With respect to every Conventional Home Improvement Loan delivered to the Custodian, the Borrower represents and warrants to the Lender that:

            (1) Such Conventional Home Improvement Loan and all accompanying documents are complete and authentic and all signatures thereon are genuine.

            (2) Such Conventional Home Improvement Loan arose from a bona fide loan, complying with all applicable state and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

            (3) All amounts represented to be payable on such Conventional Home Improvement Loan are, in fact, payable in accordance with the provisions of such Conventional Home Improvement Loan.


                                    Exh V(A)-5

            (4) No default has occurred in any provisions of such Conventional Home Improvement Loan.

            (5) The terms of the Note and the Mortgage, if a Mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines, have not been impaired, waived, altered or modified in any respect, except by written instruments reflected in the documents delivered to the Custodian pursuant to
Section 2 of the Custodial Agreement, and no provision of such Note or Mortgage has been "whited out" or erased unless such modification has been initialed by each of the parties to such Conventional Home Improvement Loan. No instrument of waiver, alteration or modification has been executed, and the Obligor has not been released from the related Mortgage, if any, in whole or in part, except in connection with an assumption agreement, which assumption agreement is part of the mortgage file and the terms of which are reflected in the documents delivered to the Custodian pursuant to Section 2 of the Custodial Agreement, and the Borrower shall allow no assumption of any Mortgage.

            (6)  Any  property  subject  to  any  security   interest  given  in
connection with such Conventional Home Improvement Loan is not subject to any encumbrance other than a stated mortgage or mortgages.

            (7) It has good and indefeasible title to, and was the sole owner of, such Conventional Home Improvement Loan subject to no liens, charges, mortgages, participations, encumbrances or rights of others other than liens released simultaneously with such pledge. description thereof as set forth on the related Conventional Home Improvement Loan Schedule.

            (9) All payments required to be made up to the date 30 days prior to the date such Conventional Home Improvement Loan is pledged hereunder (the "Pledge Date") on such Conventional Home Improvement Loan under the terms of the Note have been made. The Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the Obligor, directly or indirectly, for the payment of any amount required by such Conventional Home Improvement Loan.

            (10) The Note and the Mortgage, if any, relating to such Conventional Home Improvement Loan are not subject to any litigation, including, without limitation, any bankruptcy or insolvency proceeding, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note and the Mortgage, if any, or the exercise of any right thereunder, render either the Note or the Mortgage, if any, unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (11) Any and all requirements of any federal, state or local law applicable to such Conventional Home Improvement Loan have been complied with including, without limitation, all consumer laws.


                                    Exh V(A)-6

            (12) The Mortgage, if any, relating to such Conventional Home Improvement Loan has not been satisfied, cancelled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

            (13) The Mortgage, if any, relating to such Conventional Home Improvement Loan is a valid, subsisting and enforceable lien on the Mortgaged Property, including the land and all buildings on the Mortgaged Property.

            (14) The Note and the related Mortgage, if any, relating to such Conventional Home Improvement Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights in general and by general principles of equity.

            (15) All parties to the Note and the Mortgage, if any, relating to such Conventional Home Improvement Loan had legal capacity at the time to enter into the Conventional Home Improvement Loan and to execute and deliver the Note and the Mortgage, if a mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines, and the Note and the Mortgage, if any, have been duly and properly executed by such parties.

            (16) As of the Pledge Date, the proceeds of such Conventional Home Improvement Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements set forth in the Conventional Home Improvement Loan documents have been complied with.

            (17) If a mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines with respect to such Conventional Home Improvement Loan, it has possession of a title document with respect to such Conventional Home Improvement Loan reflecting that title to the Mortgaged Property is fully vested in the Obligor under such Conventional Home Improvement Loan.

            (18) To the best of its knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage, if any, or the Note relating to such Conventional Home Improvement Loan and there is no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and it has not waived any default, breach, violation or event of acceleration.

            (19) If a mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines with respect to such Conventional Home Improvement Loan, to the best of its knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property.


                                    Exh V(A)-7

            (20) The related Mortgage, if any, contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise, by judicial foreclosure.

            (21) Such Conventional Home Improvement Loan is a home improvement loan underwritten by the Borrower in accordance with the Conventional Home Improvement Loan Underwriting Guidelines.

            (22) Such Conventional Home Improvement Loan is a fixed rate mortgage loan; the stated fixed rate of interest on such Conventional Home Improvement Loan is at least equal the Interest Rate plus 300 basis points; the Note shall mature within not less than 24 months nor more than 20 years and 32 days; the Note is payable in monthly installments of principal and interest, with interest payable in arrears, and requires a monthly payment which is sufficient to amortize the original principal balance over the original term and to pay interest at the related annual interest rate; and the Note does not provide for any extension of the original term.

            (23) If a mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines with respect to such Conventional Home Improvement Loan, the related Note is not, and has not been, secured by any collateral except the lien of the corresponding Mortgage.

            (24) If a mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines with respect to such Conventional Home Improvement Loan and if the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, or a valid substitution of trustee has been recorded or may be recorded and no extraordinary fees or expenses are, or will become, payable by the Lender to the trustee under the deed of trust, except in connection with default proceedings and a trustee's sale after default by the Obligor.

            (25) The Borrower has no knowledge of any circumstances or conditions not reflected in the representations set forth herein, or in the documents delivered to the Custodian pursuant to Section 2 of the Custodial Agreement, or, if a mortgage is required by the Conventional Home Improvement Loan Underwriting Guidelines with respect to such Conventional Home Improvement Loan, in the mortgage file with respect to the Mortgage, the Mortgaged Property or the Obligor which in its opinion could reasonably be expected to materially and adversely affect the value of the Mortgaged Property, or the marketability of such Conventional Home Improvement Loan or cause such Conventional Home Improvement Loan to become delinquent or otherwise in default.

            (26) Such Conventional Home Improvement Loan is serviced by the Borrower or by a subservicer pursuant to the terms and conditions of a subservicing agreement to which the Lender has consented in writing.


                                    Exh V(A)-8

            (27) All disclosures required by the Real Estate Settlement Procedures Act, by Regulation X promulgated thereunder and by Regulation Z of the Board of Governors of the Federal Reserve System promulgated pursuant to the statute commonly known as the Truth-in-Lending Act and the Notice of the Right of Rescission required by said statute and regulation have been properly made and given with respect to such Conventional Home Improvement Loan.

            (28) Such Conventional Home Improvement Loan is in respect of a home improvement loan (including improvements to existing manufactured or mobile homes that qualify as real property) and is not a loan in respect of the purchase of manufactured homes or mobile homes or the land on which such manufactured homes or mobile homes will be placed.

            (29) Such Conventional Home Improvement Loan is not more than 29 days contractually delinquent.

            (30) The proceeds of such Conventional Home Improvement Loan have been or, with respect to Direct Loans, will be used for improvements on the Obligor's Mortgaged Property.


                                    Exh V(A)-9

                                                                      EXHIBIT VI

                           SELLER/AFFILIATE AGREEMENT

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                               600 Steamboat Road
                          Greenwich, Connecticut 06830

                                                            As of August 9, 1999

ContiFinancial Corporation
277 Park Avenue
New York, New York  10172

Attention:

Gentlemen:

            Reference is made to (i) the Master Repurchase Agreement Governing Purchases and Sales of Assets ("Master Repurchase Agreement") dated as of August 9, 1999, between Greenwich Capital Financial Products, Inc. ("Buyer") and ContiFinancial Corporation ("Seller"). This letter agreement ("Letter Agreement") confirms the agreement among Seller and ContiMortgage Corporation each in its capacity as servicer ("Subservicer") and Buyer as to the matters set forth below. Capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Master Repurchase Agreement.

1. The Subservicer hereby represents and warrants to the Buyer that as of the date of execution of this Letter Agreement and at each Purchase Date, the representations and warranties on Exhibit A hereto are true and correct.

2. The Subservicer hereby acknowledges and agrees that the Buyer is the owner of the Mortgage Loans and all of the servicing rights thereto and, in connection therewith, the Subservicer has no rights in the Mortgage Loans, including the servicing rights thereto, with the exception of those limited servicing rights granted to it by Buyer pursuant to this Letter Agreement.

3. (a) The Subservicer is hereby appointed as servicer of the Mortgage Loans pursuant to the terms of this Letter Agreement, which servicing rights shall be immediately terminable by Buyer upon the earlier of (i) the termination of the Interim Servicing Period, (ii) the occurrence of an Event of Default under the Repurchase Agreement, whether or not the Subservicer is in any way implicated in such Event of Default, (iii) a Subservicer Termination Event (as such term is defined in Exhibit B hereto), or (iv) 30 days prior written notice.

4. (b) Upon such termination, the Subservicer will promptly arrange for the transfer of servicing (including all funds and Servicing Records held) of the specified Mortgage


                                    Exh VI.1

      Loans to the designee of the Buyer in accordance with customary mortgage banking standards for such transfers.

5. The Subservicer shall service the Mortgage Loans serviced by it for the benefit of the Buyer and their successors and assigns (as owner) in accordance with the terms of the Master Repurchase Agreement and Custodial Agreement, the terms of which are incorporated herein, and Accepted Servicing Practices. "Accepted Servicing Practices" shall mean those servicing practices set forth in the Interim Servicing Addendum attached as Exhibit XI to the Master Repurchase Agreement, which Interim Servicing Addendum is incorporated herein by reference. Buyer is aware that the Subservicer may be entitled to a servicing fee payable by the Seller. Subservicer acknowledges that Buyer is not liable to Subservicer for such or any other fees or expenses.

6. If requested by either (a) Buyer at any time following an Event of Default of Seller under the Master Repurchase Agreement or (b) a person or entity ("Subsequent Owner"), (at its sole option) which has acquired ownership of the related Mortgage Loans, through or from Buyer, the Subservicer shall promptly enter into a market-standard whole loan servicing agreement substantially in the form typically entered into by affiliates of New York investment banks as owners of whole loans with respect to the Mortgage Loans then serviced by it.

7. Subservicer hereby indemnifies and holds harmless Buyer and its successors assigns from and against any losses, liabilities, damages, judgments, costs (including attorney fees) and expenses incurred by Buyer or such successors or assigns in any way related to a breach by Subservicer of any covenant, representation or warranty of Subservicer herein.

8. This letter Agreement is not assignable by Subservicer; may be assigned in whole or in part by Buyer; and shall inure to the benefit of Subservicer and Buyer and their respective successors and assigns.

9. This Letter Agreement shall not be changed except by a written instrument signed by each of the parties, shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of laws, and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, provided, however that neither this Letter Agreement nor any rights in respect of the servicing of the Mortgage Loans (including, without limitation, the right to possession of any Servicing Records) shall be assignable by Subservicer to any Person other than an affiliate of the Subservicer without the prior written consent of Buyer, and Subservicer shall give Buyer prior written notice of any assignment to an affiliate. The Subservicer, at its sole cost, may subcontract its obligations hereunder or portions thereof provided it remains liable for all obligations hereunder but shall continue either (a) to retain all Servicing Records and documentation necessary to service the Mortgage Loans hereunder, or (b) to maintain authority over such Servicing Records and documentation in cases where transferring possession of such Servicing Records and


                                    Exh VI.2
      documentation is necessary to do business with outside counsel, leasing agents and other similar third party contractors, unless, in either case, Buyer otherwise agrees.


                                             Very truly yours,

                                             GREENWICH CAPITAL FINANCIAL
                                             PRODUCTS, INC.


                                             By:
                                                ----------------------------

ACCEPTED AND AGREED TO:

CONTIFINANCIAL CORPORATION


By:
   ----------------------------
   Name:
   Title:


CONTIMORTGAGE CORPORATION


By:
   ----------------------------
   Name:
   Title:


                                    Exh VI.3

                                    EXHIBIT A

                   REPRESENTATIONS AND WARRANTIES OF SERVICER

1. The Subservicer is duly organized, validly existing and in good standing under the laws of the state of its organization and is qualified to transact business in and is in good standing under the laws of each state in which it is necessary for it to be so qualified in order to carry on its business as now being conducted and has all licenses necessary to carry on its business as now being conducted expect where the failure to so qualify or have such license would not have a material adverse effect on the Subservicer's ability to enter into this Letter Agreement and to consummate the transactions contemplated hereby, on the Mortgage Loans or on the ability of Subservicer or its assigns to enforce the Mortgage Loans; the Subservicer has full corporate power and authority to execute, deliver and perform under this Letter Agreement, and to consummate the transactions set forth herein, this Letter Agreement has been fully executed and delivered by the Subservicer and constitutes the valid and legally binding obligation of the Subservicer enforceable against the Subservicer in accordance with its respective terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and such remedies may be subject to the discretion of the court which any proceeding therefor may be brought;

2. The Subservicer is not required to obtain the consent of any other party or obtain the consent, license (except those licenses already obtained by the Subservicer prior to the date of this Letter Agreement), approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Letter Agreement.

3. The consummation of the transactions contemplated by this Letter Agreement will not result in the breach of any term or provision of the certificate of incorporation or by-laws of the Subservicer or result in the violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property or the Mortgage Loans are subject;

4. The Subservicer is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of the Subservicer to perform its obligations under this Letter Agreement or the interest of the Buyer in any material respect; and

5. There are no actions, suits proceedings or investigations pending or, to the Subservicer's knowledge, threatened against the Subservicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Letter Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this letter Agreement, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Subservicer of its obligations under, or the validity or enforceability of, this Letter Agreement, or (D) that could have a material adverse effect on the Mortgage Loans.

6. The Subservicer's fidelity bond and errors and omissions insurance policy, a copy of which was furnished to Buyer, is in full force and effect, and Subservicer shall give Buyer at least 30 days' prior written notice of any change in such status.

                                    EXH. A-1

                                    EXHIBIT B

                           SERVICER TERMINATION EVENT:


"Subservicer Termination Event" means the occurrence of any of the following:

1. Any failure by Subservicer to make any material deposit into an account required to be made hereunder and the continuance of such failure for a period of one (1) Business Day after Subservicer has become aware, or should have become aware, that such deposit was required;

2. Failure on Subservicer's part to observe or perform in any material respect any covenant or agreement in this Letter Agreement, which failure continues unremedied for fifteen (15) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Subservicer by Custodian or Buyer or to Subservicer and Custodian by Buyer or, if such remedy cannot reasonably be cured within fifteen (15) days, failure on the part of the Subservicer to commence or pursue a remedy within such fifteen days, or failure of the Subservicer to reasonably pursue such remedy thereafter;

3. Any representation or warranty made by the Servicer in this Letter Agreement or any related agreement is incorrect or untrue in any material respect (to the extent that any such representation or warranty does not incorporate a materiality limitation in its terms);

4. Any assignment by Subservicer of its duties or rights hereunder, or any attempt to make such an assignment except as permitted by this Letter Agreement;

5. Any failure by Subservicer to maintain its rating, if any, as a servicer or originator of mortgage loans or land contracts;

6. Any independent certified public accountant shall have issued an opinion to the effect that the Subservicer's servicing practices have not been conducted in compliance with the Uniform Single Audit Program for Mortgage Bankers and that there are material exceptions;

7. A court or other governmental authority having jurisdiction in the premises shall have entered a decree or order for relief in respect of Subservicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Subservicer, as the case may be, for any substantial liquidation of its affairs, and such order remains undischarged and unstayed for at least 60 days;

8. Subservicer shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of Subservicer or for any substantial part of its property, or shall have made any general assignment for the benefit of its creditors, or shall have failed to, or admitted in writing its inability to, pay its debts as they become due, or shall have taken any corporate action in furtherance of the foregoing.


                                    EXH. B-1

                                                                     EXHIBIT VII

                       Assignment and Conveyance Agreement

            This is an Assignment and Conveyance Agreement ("Conveyance Agreement") made this 9th day of August, 1999, among Greenwich Capital Financial Products, Inc., ContiFinancial Corporation (the "Seller") and ContiMortgage Corporation (the "Servicer"). The Buyer and the Seller wish to enter, from time to time, into transactions (each, a "Transaction") pursuant to which the Buyer shall agree to purchase Assets (defined in the Master Repurchase Agreement referred to below) originated by ContiMortgage Corporation, ContiWest Corporation or ContiTrade Services, L.L.C. (each as applicable, the "Company") and thereafter purchased by the Seller pursuant to the Agreement for Sale, Purchase and Servicing of Assets by and between Seller and ContiTrade Services, L.L.C. dated as of March 1, 1998, the Master Agreement for Sale, Purchase and Servicing of Mortgages by and between Seller and ContiWest Corporation dated as of September 18, 1998, and the Master Agreement for Sale, Purchase and Servicing of Mortgages by and between Seller and Servicer, as seller, dated as of September 18, 1998 (each as applicable, the "Acquisition and Servicing Agreement"), between the Seller and each Company, as applicable and serviced by the Servicer pursuant to the applicable Acquisition and Servicing Agreement, such Assets purchased by the Buyer, "Purchased Assets"), with a simultaneous agreement by the Seller to repurchase such Purchased Assets on the Repurchase Date, in accordance with the terms and conditions of the Master Repurchase
Agreement Governing Purchases and Sales of Assets (the "Master Repurchase Agreement"), dated as of August 9, 1999, between the Buyer and the Seller and a request for purchase (the "Purchase Request") by the Seller (as to each Transaction, the related Purchase Request, the related Transaction Notice (as defined below) and the Master Repurchase Agreement are referred to collectively herein as the "Repurchase Agreement"). The custody of the Purchased Assets shall be maintained by Manufacturers and Traders Trust Company (the "Custodian") pursuant to that certain Custodial Agreement dated as of August 9, 1999 among Buyer, Seller and Custodian. All terms not otherwise defined herein shall have the meanings set forth in the Master Repurchase Agreement.

            In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Purchased Assets identified on the schedule attached hereto shall be subject to the terms of this Conveyance Agreement.

                                   WARRANTIES

            1. The Company and the Seller warrant and represent that attached hereto as Exhibit One is a true, accurate and complete copy of each Purchase and Servicing Agreement which agreements are in full force and effect as of the date hereof and have not been waived, amended or modified in any respect nor have any notices of termination been given thereunder.

                                   ASSIGNMENT

            2. The Seller hereby assigns to the Buyer all of its right, title, and interest in, to, and under the Acquisition and Servicing Agreement to the extent of the Purchased Assets. Notwithstanding the Seller's assignment herein of all of its right, title and interest, in, to, and under the Acquisition and Servicing Agreement to the extent of the Purchased Assets, the Seller shall not be relieved of its obligations under the Acquisition and Servicing Agreement (as incorporated hereunder and made a part hereof) to the extent of the Purchased Assets and shall be the sole obligor to the Servicer thereunder with respect to the Purchased Assets.

            3. From and after the date hereof and until the Seller repurchases the Purchased Assets from the Buyer pursuant to the Repurchase Agreement, the Buyer hereby authorizes and directs the Servicer to remit all Income from, and all proceeds of, the Purchased Assets to the Seller, and to otherwise deal with the Seller in all respects pursuant to the applicable Acquisition and Servicing Agreement (each as incorporated hereunder and made a part hereof), in each case until otherwise notified by the Buyer. The Buyer shall so notify the Servicer only in the event that the Buyer determines that the Seller is in default under the Master Repurchase Agreement or the related agreements. The receipt of such Income and proceeds by the Seller shall not create nor imply any interest or right whatsoever of the Seller in or to the Purchased Assets or such Income or proceeds. The Seller shall have no right to terminate the Servicer as Servicer of the Purchased Assets or amend the applicable Acquisition and Servicing Agreement without the prior written consent of the Buyer (which consent shall not be unreasonably withheld).

                                  GOVERNING LAW

            4. THIS CONVEYANCE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

            IN WITNESS WHEREOF, the parties hereto have executed this Conveyance Agreement the day and year first above written.

                                         GREENWICH CAPITAL FINANCIAL
                                         PRODUCTS, INC.


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:


                                         CONTIFINANCIAL CORPORATION


                                         By:
                                             --------------------------------
                                             its Member


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:


                                         ACKNOWLEDGED AND AGREED TO BY:
                                         CONTIMORTGAGE CORPORATION


                                         By:
                                             --------------------------------
                                             Name:
                                             Title:

                          Schedule 1 to Assignment and

                              Conveyance Agreement


                                 Asset Schedule

                          Exhibit One to Assignment and
                              Conveyance Agreement

                        Purchase and Servicing Agreements

                                                                    EXHIBIT VIII
                               Opinion of Counsel


                                     (date)

Greenwich Capital Financial Products, Inc.
address

Dear Sirs and Mesdames:

            We have acted as counsel to ContiFinancial, a [_________] corporation (the "Seller"), with respect to certain matters in connection with that certain Master Repurchase Agreement Governing Purchases and Sales of Assets, dated as of August 9, 1999 (the "Agreement"), by and between the Seller and Greenwich Capital Financial Products, Inc. (the "Buyer"), provided for under the Transaction Documents described below, whereby Seller may sell to Buyer, and Buyer will purchase from, and agree to retransfer to, Seller, upon certain terms and conditions set forth in the Agreement, Asset [originated or acquired by Seller]. Capitalized terms used in this Opinion not otherwise defined herein have the same meanings set forth in the Agreement.

            In [our] [my] capacity as counsel to Seller, [we] [I] have examined the following documents as executed in connection with the Agreement:

            1. Master Repurchase Agreement Governing Purchases and Sales of Assets, dated as of _______________, 199_ (defined above as the "Agreement");

            2. Custodial Agreement dated _______________, 199_ between Buyer and the related Custodian;

            3.    Uniform Commercial Code ("UCC") Financing Statements listed on
                  Schedule 1 (collectively, the "Financing Statements"), attached to this letter, naming the Seller as debtor and the Buyer as secured party and describing the Collateral (as defined in the Agreement) as to which security interests may be perfected by filing under the UCC of the States listed on
                  Schedule 1 (the "Filing Collateral"), which I understand will be filed in the filing offices listed on Schedule 1 (the "Filing Offices");

            4. Power of Attorney from Seller to Buyer (the form of which is attached to the Agreement as Exhibit III);

            5.    Servicing  Agreement  dated  _______________,   199_,  between
                  Seller and Servicer; and

            6. UCC Search Reports listed on Schedule 2, attached to this letter, as to UCC Financing Statements (collectively, the "UCC Search Report");

            7.    Articles of Incorporation of [ ] , certified by....

            8.    Certificate of Good Standing for Seller issued by the

            9.    Bylaws and Minute Book of Seller

            10. Such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            The documents listed in paragraphs 1-6 are collectively referred to as the "Transaction Documents." The documents list in paragraphs 8-11 are collectively referred to as the "Organizational Documents." All the documents listed in paragraph 1-11 are collectively referred to as the "Documents."

            [We] [I] have assumed the authenticity of all documents submitted to us/me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing and upon such investigation as we have deemed necessary, it is [our] [my] opinion that:

            1. The Seller is a [________] corporation duly organized, validly existing and in good standing under the laws of [__________] and is qualified to transact business in, and is in good standing under, the laws of the state[s] of [ states ].

            2. The Seller has the corporate power and authority to carry on its business as presently conducted, to own and operate the property and assets now being operated by it, to engage in the transactions contemplated by the Transaction Documents and all requisite corporate power, authority and legal right to execute, perform and deliver Transaction Documents and observe the terms and conditions of such instruments. The Seller has all requisite corporate power sell and pledge assets, to borrow and to grant a security interest in the Collateral pursuant to the Agreement, and to perform all of its obligations under the Agreement.

            3. The execution and delivery of the Transaction Documents by the Seller, and the performance of the obligations contemplate therein, including the sale of Purchased Assets by the Seller and the pledge of the Collateral under the Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Seller. Each of Transaction Documents have been executed and delivered by the Seller and are legal, valid and binding agreements enforceable in accordance with their respective terms against the Seller, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Buyer's security interest in the Purchased Assets.

            4. No approval, consent, authorization, order of, notice to, or filing or registration with or other act by or in respect of any Governmental Authority or any other Person is required or necessary in connection with the Transactions contemplated by this Agreement or the granting of a security interest thereunder, or with the execution, delivery, performance, validity or enforceability of this Agreement or any Facility Document. No approval of holders of capital stock of Seller other than such as have been obtained and are in effect are required under applicable law to consummate the Agreement, and no approvals are required pursuant to a shareholders agreement or other Contractual Obligation which is binding on Seller in order to consummate the Agreement.

            5. Each of the Transaction Documents to which Seller is a party is the valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, except as may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally of the collection of debtor's obligations generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            6. The execution, delivery and performance by the Seller of, and the consummation of the transactions contemplated by, the Transaction Documents do not and will not (a) violate or conflict with any provision of the Seller's Articles of Incorporation or by-laws, (b) violate, conflict with or require the authorization, consent, approval or action of any governmental or regulatory agency or authority under any applicable law, rule or regulation or ordinance,
(c) violate or conflict with any order, writ, injunction or decree of any court or Governmental Authority or agency or any arbitral award applicable to the Seller of which I/we have knowledge (after due inquiry) or (d) conflict with, result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any Indebtedness pursuant to the terms of, mortgage, indenture, contract, agreement, lease, instrument, restriction, judgment, ruling, injunction, decree or other obligation or court order of which I/we have knowledge (after due inquiry) to which the Seller is a party or by which it is bound or to which it or any of its properties or assets is subject, or (except for the Liens created pursuant to the Agreement) result in the creation or imposition of any Lien, charge or encumbrance upon any Property of the Seller pursuant to the terms of any such agreement or instrument to which the Seller is a party or by which any of its properties is bound.

            7. There is no action, suit, proceeding or investigation or litigation before any court, public board or body pending or, to the best of [our] [my] knowledge, after due inquiry, threatened against the Seller which, in [our] [my] judgment, either in any one instance or in the aggregate, would be reasonably likely to result in any material adverse change in the properties, business or financial condition, or prospects of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted or in any material liability on the part of the Seller or which would draw into question the validity of Transaction Documents or the Assets or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be reasonably likely to impair materially the ability of the Seller to perform under the terms of the Transaction Documents or the Assets.

            8. The Agreement is effective to create, in favor of the Buyer, a valid security interest under the UCC in all of the right, title and interest of the Seller in, to and under the Collateral as collateral security for all obligations of the payment or performance of Seller under or pursuant to the Transaction Documents, which security interests, upon filing of the UCC Financing Statements will be perfected under the UCC, except that (a) such security interests will continue in Collateral after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the UCC, (b) the security interests in Collateral in which the Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of the Seller may be limited by Section 552 of the Bankruptcy Code.

            9. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of the Seller, the security interest referred to in paragraph 8 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of the Seller therein, in the Mortgage Note.

            10. (a) Upon the filing of financing statements on Form UCC-1 naming the Buyer as "Secured Party" and the Seller as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in paragraph 9 above are in the appropriate form for filing with the states listed on Schedule 1 and will constitute fully perfected security interests under the UCC in all right, title and interest of the Seller in, to and under such Collateral, which can be perfected by filing under the UCC.

            (b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Filing Collateral as of the dates and times specified on Schedule 2. Except for the matters listed on Schedule 2, the UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Filing Collateral prior to the effective dates of the UCC Search Report.

            [11. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located.]

            12. The Seller is duly registered as a [____________] in each state in which Assets were originated to the extent such registration is required by applicable law, and has obtained all other licenses and governmental approvals in each jurisdiction to the extent that the failure to obtain such licenses and approvals would render any Asset unenforceable or would materially and adversely affect the ability of the Seller to perform any of its obligations under, or the enforceability of, the Asset Documents.

            [13. Assuming that all other elements necessary to render a Mortgage Loan legal, valid, binding and enforceable were present in connection with the execution, delivery and performance of each Mortgage Loan (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations) and assuming further that no action was taken in connection with the execution, delivery and performance of each Mortgage Loan (including in connection with the sale of the related Mortgaged Property) that would give rise to a defense to the legality, validity, binding effect and enforceability of such Mortgage Loan, nothing in the forms of such Mortgage Loans, as attached hereto as Exhibit A, would render such Mortgage Loans other than legal, valid, binding and enforceable.]

            [14. Assuming their validity, binding effect and enforceability in all other respects (including completion of the entire Mortgage Loan fully, accurately and in compliance with all applicable laws, rules and regulations), the forms of Mortgage Loans attached hereto as Exhibit A are in sufficient compliance with ________ law and Federal consumer protection laws so as not to be rendered void or voidable at the election of the Mortgagor thereunder.]


                                                  Very truly yours,

                        Seller's Underwriting Guidelines


                                   EXHIBIT IX

                                                                   EXHIBIT IX(A)


                      Underwriting Guidelines Modifications

1. No loans to facilitate REO or to rewrite loans delinquent more than 60 days.

2.    Homes listed for sale are not eligible for refinancing transactions.

3. Property conditions must be average or better as reported by the appraiser or as observable from photos in file.

4.    No mixed use after 8/31/99.

5.    Retention   Loans  (as  defined  in  the  Purchase   Facility)  must  meet
      Underwriting Guidelines (as modified) except that the appraisal may be up to 18 months old.

6. Purchase money transactions require verification of downpayment and verification of source.

7.    No escrow holdbacks for completion or repair of property.

8. If the proposed mortgagor owns the property under a land contract, the appraised value used to compute the LTV for the proposed loan may not be higher than the mortgagor's land contract purchase price unless it can be demonstrated (via utility or tax invoices or otherwise) that the mortgagor has owned the property for at least 12 months.

9. If credit is to be given for mortgagor payments under a lease option or land contract, the payments must be independently verified via a source other than the lessor or the seller under the land contract (e.g., cancelled checks).


                                   EXH. IX(A)-1

                                                                       EXHIBIT X


                                Asset Tape Fields

                                                                      EXHIBIT XI


                           Interim Servicing Addendum

            Reference is hereby made to the Purchase Facility for a statement of the terms thereof. All terms used in this Exhibit XI which are defined in the Purchase Facility and which are not otherwise defined in this Agreement shall have the same meanings herein as set forth therein.

            Subsection 11.01 Interim Servicer.

            The Interim Servicer, as independent contract servicer, shall interim service and administer the Mortgage Loans in accordance with this Agreement during the Interim Servicing Period and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such interim servicing and administration which the Interim Servicer may deem necessary or desirable and consistent with the terms of this Agreement.

            Consistent with the terms of this Agreement, the Interim Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Interim Servicer's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Interim Servicer has obtained the prior written consent of the Purchaser, the Interim Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Interim Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Interim Servicer, the Purchaser shall furnish the Interim Servicer with any powers of attorney at the Purchaser's option and other documents necessary or appropriate to enable the Interim Servicer to carry out its interim servicing and administrative duties under this Agreement.

            In interim servicing and administering the Mortgage Loans, the Interim Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account and mortgage loans which are securitized by Purchaser in a rated transaction, giving due consideration to accepted mortgage servicing practices of prudent lending institutions (such practices, "Accepted Servicing Practices"). If Interim Servicer elects to utilize a subservicer to perform any or all of Interim Servicer's duties hereunder, Interim Servicer shall remain liable as though such duties were performed directly by Interim Servicer and Interim Servicer shall be responsible for the payment of any and all fees of any such subservicer.

            Subsection 11.02 Collection of Mortgage Loan Payments.

            Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Interim Servicer shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Interim Servicer shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

            Subsection 11.03 Realization Upon Defaulted Mortgage Loans.

            (a) The Interim Servicer shall use its best efforts, consistent with the procedures that the Interim Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Interim Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Interim Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it consults with the Purchaser with respect to a course of action to be taken and determines in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Interim Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Interim Servicer shall take such action as it shall deem to be in the best interest of the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety
(90) days or more, the Interim Servicer shall notify the Purchaser and receive instruction as to whether to commence foreclosure proceedings in accordance with Accepted Servicing Practices. The Interim Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

            (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Interim Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property the Interim Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Interim Servicer has immediately consulted with the Purchaser with respect to a course of action to be taken in accordance with Accepted Servicing Practices.

            The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Interim Servicer, subject to the Interim Servicer's right to be reimbursed therefor from the Custodial Account as contemplated in Subsection 11.05.

            If the Interim Servicer determines, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Interim Servicer shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Interim Servicer, subject to the Interim Servicer's right to be reimbursed therefor from the Custodial Account as contemplated in Subsection 11.05.

            (c) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Interim Servicer for any related unreimbursed Servicing Advances; second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan.

            Subsection 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.

            The Interim Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets.

            The Interim Servicer shall deposit in the Custodial Account within 24 hours of receipt, and retain therein the following payments and collections received by it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off
Date:

            (i) all payments on account of principal on the Mortgage Loans including any Principal Prepayments and any prepayment penalties or premiums;

            (ii) all payments on account of interest on the Mortgage Loans;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Interim Servicer's normal servicing procedures, the loan documents or applicable law;

            (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Interim Servicer's normal servicing procedures, the loan documents or applicable law;

            (vi) all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.03 and 7.04 and all amounts required to be deposited by the Seller in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Subsection 7.03;

            (vii) any amounts required to be deposited by the Interim Servicer pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Interim Servicer's own funds, without reimbursement therefor;

            (viii) any amounts required to be deposited by the Interim Servicer in connection with any REO Property pursuant to Subsection 11.13; and

            (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees, to the extent permitted by Subsection 11.01, and the Interim Servicing Fee as permitted by Section 11.21, need not be deposited by the Interim Servicer in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Purchaser. The Interim Servicer shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

            Subsection 11.05 Permitted Withdrawals From the Custodial Account.

            The Purchaser, as owner of the Custodial Account, shall be entitled to withdraw any and all funds deposited in the Custodial Account as owner thereto. All withdrawals from the Custodial Account shall be made by the Purchaser and the Interim Servicer shall have no withdrawal rights with respect thereto.

            Simultaneously with the delivery of the Remittance Report, the Interim Servicer shall deliver an invoice to the Purchaser, along with reasonable documentation, requesting payment for the following:

            (i) to pay the Interim Servicer for unreimbursed Servicing Advances, the Interim Servicer's right to payment pursuant to this subclause (i) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Interim Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Interim Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Interim Servicer is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Interim Servicer's right to such payment shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

            (ii) to pay the Interim Servicer with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined; and

            (iii) to pay, or to reimburse the Interim Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable.

            Absent a good faith dispute on the amount set forth on such invoice, the Purchaser shall remit to the Interim Servicer the amount specified in such invoice within five (5) Business Days of receipt thereof by the Purchaser.

            In the event that any amount is mistakenly deposited into the Custodial Account by the Interim Servicer, the Purchaser shall withdraw such amount from the Custodial Account and remit it to the Interim Servicer as quickly as possible, and if possible on the date the Purchaser receives notification from the Interim Servicer of such mistaken deposit.

            Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.

            The Interim Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by Escrow Account Letter Agreement in the form of Exhibit 8.

            The Interim Servicer shall deposit in the Escrow Account or Accounts within 24 hours of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and
(ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Interim Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Interim Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Interim Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Subsection 11.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Interim Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums and comparable items, (ii) to reimburse the Interim Servicer for any Servicing Advance made by the Interim Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Interim Servicer, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

            Subsection 11.08 Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Interim Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Interim Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Interim Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Interim Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

            Upon the termination of the Interim Servicing Period or the transfer of servicing with respect to any Mortgage Loan, the successor servicer shall reimburse the Interim Servicer for amounts the Interim Servicer actually expended as interim servicer pursuant to this Agreement for which the Interim Servicer would have otherwise been entitled to be reimbursed and which would otherwise have been recovered by the Interim Servicer pursuant to this Agreement but for the appointment of the successor servicer.

            Subsection 11.09 Transfer of Accounts.

            The Interim Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be unreasonably withheld. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

            Subsection 11.10 Maintenance of Hazard Insurance.

            The Interim Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Interim Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Interim Servicer also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) either (A) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances with respect to each First Lien Mortgage Loan or (B) with respect to each Second Lien Mortgage Loan, the sum of the outstanding principal balance of the First Lien Mortgage Loan and the outstanding principal balance of the Second Lien Mortgage Loan plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Interim Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Interim Servicer's normal servicing procedures, shall be deposited in the Custodial Account. Any cost incurred by the Interim Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Interim Servicer of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Interim Servicer, or upon request to the Purchaser, and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Interim Servicer. The Interim Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Interim Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

            Subsection  11.11  Maintenance  of  Mortgage  Impairment   Insurance
Policy.

            In the event that the Interim Servicer shall obtain and maintain a mortgage impairment or blanket policy issued by an insurer that has a Best rating of A:VI insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Interim Servicer shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Interim Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Interim Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty days prior written notice to the Purchaser.

            Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

            The Interim Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Interim Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Interim Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Interim Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Interim Servicers' and Servicers' Guide. Upon request of the Purchaser, the Interim Servicer shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty days' prior written notice to the Purchaser.

            Subsection 11.13 Title, Management and Disposition of REO Property.

            In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the person designated by the Purchaser, or in the event such person is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Interim Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            The Interim Servicer shall either itself or through an agent selected by the Interim Servicer, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Interim Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Interim Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Interim Servicer to the Purchaser. The Interim Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Interim Servicer determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is necessary to sell any REO property, (i) the Interim Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Interim Servicer as mortgagee, and a separate servicing agreement between the Interim Servicer and the Purchaser shall be entered into with respect to such purchase money mortgage.

            The Interim Servicer shall deposit or cause to be deposited, within twenty four (24) hours of receipt, in the Custodial Account all revenues received with respect to the related REO Property and shall advance funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Interim Servicer. The Purchaser shall reimburse any such advance pursuant to Subsection 11.05. The Interim Servicer shall separately account for each REO Property and any amounts received with respect thereto.

            The Interim Servicer shall furnish to the Purchaser on the fifteenth calendar day of each month or the next following Business Day if such fifteenth day is not a Business Day, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Each REO Disposition shall be carried out by the Interim Servicer at such price and upon such terms and conditions as the Interim Servicer deems to be in the best interest of the Purchaser only with the prior written consent of the Purchaser. If as of the date title to any REO Property was acquired by the Interim Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Interim Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition shall be deposited in the Custodial Account within twenty four hours of receipt and the Purchaser shall thereafter reimburse such unreimbursed Servicing Advances to the Interim Servicer.

            Subsection 11.14 [Reserved]

            Subsection 11.15 Remittance Reports.

            No later than the fifteenth calendar day of each month or the next following Business Day if such 15th calendar day is not a Business Day, the Interim Servicer shall furnish to the Purchaser or its designee in electronic form, and by hard copy, the monthly data for the prior month in form and substance acceptable to the Purchaser, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions.

            Subsection 11.16 Statements to the Purchaser.

            Upon request of the Purchaser, and not later than the fifteenth day of each month, the Interim Servicer shall forward to the Purchaser or its designee a statement prepared by the Interim Servicer setting forth the status of the Custodial Account as of the close of business on such date and showing, for the period covered by such statement, the aggregate amount of deposits into the Custodial Account of each category of deposit specified in Subsection 11.04.

            Subsection 11.17 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Subsection 11.02, with respect to any REO Property, the Interim Servicer shall furnish to the Purchaser a statement covering the Interim Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Subsection 11.18 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Interim Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

            Subsection 11.19 Assumption Agreements.

            The Interim Servicer shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Interim Servicer shall not exercise any such rights if prohibited by law from doing so. If the Interim Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Interim Servicer shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.01, the Interim Servicer is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, the Interim Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the state in which the related Mortgaged Property is located and Accepted Servicing Practices. With respect to an assumption or substitution of liability, Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Interim Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Interim Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Interim Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Subsection 11.20 Satisfaction of Mortgages and Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Interim Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes the Interim Servicer will act in accordance with Accepted Servicing Practices. In addition, upon the request of the Purchaser at any time, the Interim Servicer shall notify the Purchaser of any Mortgage Loans which have been paid in full or as to which the Interim Servicer has received notification that a payoff in full will be made. Upon request by the Interim Servicer, the Purchaser, shall promptly release the related mortgage documents to the Interim Servicer and the Interim Servicer shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

            In the event the Interim Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Interim Servicer, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Interim Servicer shall maintain the fidelity bond insuring the Interim Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan the Purchaser shall, upon request of the Interim Servicer and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the Mortgage File held by the Purchaser to the Interim Servicer. Such servicing receipt shall obligate the Interim Servicer to return the related Mortgage documents to the Purchaser when the need therefor by the Interim Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Interim Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Interim Servicer.

            Subsection 11.21 Servicing Compensation.

            As compensation for its services hereunder, the Interim Servicer shall be entitled to retain from interest payments on the Mortgage Loans the amounts provided for as the Interim Servicing Fee for such calendar month. The Interim Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

            Subsection 11.22 Notification of Adjustments.

            On each Adjustment Date, the Interim Servicer shall make interest rate adjustments for each Adjustable Rate Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Interim Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Interim Servicer also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Interim Servicer's methods of implementing such interest rate adjustments. Upon the discovery by the Interim Servicer or the Purchaser that the Interim Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Interim Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

            Subsection 11.23 Statement as to Compliance.

            The Interim Servicer will deliver to the Purchaser not later than 90 days following the end of each fiscal year of the Interim Servicer, which as of the Closing Date ends on the last day in December in each calendar year, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Interim Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Interim Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

            Subsection 11.24 Independent Public Accountants' Servicing Report.

            Not later than 90 days following the end of each fiscal year of the Interim Servicer, the Interim Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Interim Servicer) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser or its designee to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or of mortgage loans under pooling and servicing agreements (including the Mortgage Loans and this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm confirms that such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report. Copies of such statement shall be provided by the Purchaser to any Person identified as a prospective purchaser of the Mortgage Loans.

            Subsection 11.25 Access to Certain Documentation.

            The Interim Servicer shall provide to the Office of Thrift Supervision, the FDIC and any other federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans serviced by the Interim Servicer required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Interim Servicer. In addition, access to the documentation will be provided to the Purchaser and any Person identified to the Interim Servicer by the Purchaser without charge, upon reasonable request during normal business hours at the offices of the Interim Servicer.

            Subsection  11.26  Reports  and  Returns  to  be  Filed  by  Interim
Servicer.

            The Interim Servicer shall comply with Code rules and regulations and other applicable laws and prepare and report information, statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby in accordance with Accepted Servicing Practices. In addition, the Interim Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

            In accordance with Accepted Servicing Practices, the Interim Servicer shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property.